UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☐	Soliciting Material Pursuant to §240.14a-12

FIRST DEFIANCE FINANCIAL CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on

April 30, 2019

and

PROXY STATEMENT

601 Clinton Street

Defiance, Ohio 43512

(419) 782-5015

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 30, 2019

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (“Annual Meeting”) of First Defiance Financial Corp. (“First Defiance”) will be held on Tuesday, April 30, 2019 at 1:00 p.m., Eastern Time. The Annual Meeting will be an entirely virtual meeting. That means you can attend the Annual Meeting online, vote your shares electronically and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/fdef2018. The Annual Meeting will be held for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

(1)	To elect four (4) directors;

(2)	To consider and approve a non-binding advisory vote on First Defiance’s executive compensation;

(3)	To consider and approve a non-binding advisory vote on the frequency of shareholder votes on executive compensation;

(4)	To consider and approve an amendment to First Defiance’s Articles of Incorporation to remove the supermajority voting standard for amendments to our Code of Regulations;

(5)	To consider and approve an amendment of First Defiance’s Code of Regulations to remove the supermajority voting standard for amendments to our Code of Regulations;

(6)	To consider and approve an amendment to First Defiance’s Articles of Incorporation to remove the supermajority voting standard for amendments to our Articles of Incorporation;

(7)	To consider and approve an amendment to First Defiance’s Articles of Incorporation to remove the supermajority voting standard for approval of certain business combinations;

(8)	To consider and vote on a proposal to ratify the appointment of Crowe LLP as the independent registered public accounting firm for First Defiance for the year 2019; and

(9)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed March 1, 2019 as the voting record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. Only those shareholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

BY ORDER OF THE BOARD OF DIRECTORS

Donald P. Hileman,
President and Chief Executive Officer

March 7, 2019

Defiance, Ohio

Your vote on these matters is important, regardless of the number of shares you own. In order to ensure that your shares are represented, I urge you to promptly execute and return the enclosed form of Proxy or submit your Proxy by telephone or Internet.

PROXY STATEMENT

601 Clinton Street

Defiance, Ohio 43512

2019 ANNUAL MEETING OF SHAREHOLDERS

April 30, 2019

GENERAL

This Proxy Statement is being furnished to shareholders of First Defiance Financial Corp. (“First Defiance,” “FDEF,” the “Company,” “we,” “us,” “our”). Our Board of Directors (the “Board”) is soliciting proxies to be used at our 2019 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, April 30, 2019 at 1:00 p.m., Eastern Time, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders. The Annual Meeting will be an entirely virtual meeting. That means you can attend the Annual Meeting online, vote your shares electronically and submit questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/fdef2018. Be sure to have your 12-Digit Control Number to enter the Annual Meeting. We began mailing this Proxy Statement to the shareholders of First Defiance on or about March 12, 2019.

Our policy is to send a single annual report and proxy statement to multiple shareholders of record that share the same address, unless we receive instructions to the contrary. However, each shareholder of record will continue to receive a separate proxy card. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you wish to receive a separate annual report and proxy statement, you may request it by writing to us at the above address. If you wish to discontinue householding entirely, you may contact Broadridge Financial Solutions, Inc. at 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.  If you receive multiple copies of the annual report and proxy statement, you may request householding by contacting Broadridge Financial Solutions as noted above. If your shares are held in street name through a bank, broker or other holder of record, you may request householding by contacting that bank, broker or other holder of record.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 30, 2019

The Proxy Statement for the 2019 Annual Meeting of Shareholders and the 2018 Annual Report to Shareholders, which includes the Form 10-K for the year ended December 31, 2018, are both available at www.proxyvote.com using your 12-Digit Control Number and may also be obtained upon written request to First Defiance Financial Corp., Danielle R. Figley, Secretary, 601 Clinton Street, Defiance, Ohio 43512.

ATTENDING THE ANNUAL MEETING

We will be hosting the Annual Meeting live via the Internet. A summary of the information you need to attend the Annual Meeting online is provided below:

•	Any shareholder can attend the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/fdef2019.

•	Webcast starts at 1:00 p.m., Eastern Time.

•	Shareholders may vote and submit questions while attending the Annual Meeting on the Internet.

•	Please have your 12-Digit Control Number to enter the Annual Meeting.

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/fdef2019.

•	Questions regarding how to attend and participate via the Internet may be answered by calling 1-855-449-0991 on the day before the Annual Meeting or the day of the Annual Meeting.

•	Webcast replay of the Annual Meeting will be available until May 1, 2020.

PROXIES

Your proxy, if properly submitted and not revoked prior to its use, will be voted in accordance with the instructions you give. Properly submitted proxies that do not contain voting instructions and that are not “broker non-votes” will be voted (1) FOR the director nominees identified in Proposal 1 herein, (2) FOR the approval of our executive compensation, (3) FOR a frequency of every year on holding advisory votes on executive compensation, (4) FOR the amendment to the Company’s Articles of Incorporation to remove the supermajority voting standard for amendments to our Code of Regulations (the implementation of which is conditioned upon the approval of Proposal 5), (5) FOR the amendment to the Company’s Code of Regulations to remove the supermajority voting standard for amendments to our Code of Regulations (the implementation of which is conditioned upon the approval of Proposal 4), (6) FOR the amendment to the Company’s Articles of Incorporation to remove the supermajority voting standard for amendments to our Articles of Incorporation, (7) FOR the amendment to the Company’s Articles of Incorporation to remove the supermajority voting standard for approval of certain business combinations, (8) FOR the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for 2019 and (9) in accordance with the best judgment of the persons appointed as proxies upon the transaction of such other business as may properly come before the Annual Meeting. You may revoke your proxy at any time before it is exercised by (i) filing written notice of revocation to be received prior to voting at the Annual Meeting with our Secretary, Danielle R. Figley, at 601 Clinton Street, Defiance, Ohio 43512; (ii) submitting a valid proxy bearing a later date that is received prior to voting at the Annual Meeting; or (iii) attending the Annual Meeting online and giving notice of revocation to the Secretary. Attending the Annual Meeting will not, by itself, revoke a previously given proxy. The proxies we are soliciting will only be exercised at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

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VOTING RIGHTS

Only our shareholders of record at the close of business on March 1, 2019 (the “Voting Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. On the Voting Record Date, there were ● common shares issued and outstanding. We have no other class of equity securities outstanding that are entitled to vote at the Annual Meeting. The presence, either in person or by proxy, of at least a majority of our outstanding shares entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted in determining the presence of a quorum.

REQUIRED VOTE

You are entitled to cast one vote for each share owned. Below are specifics regarding the vote requirement for each proposal:

For Proposal 1, the election of directors at the Annual Meeting, director nominees will be elected by a plurality of the votes cast. Our Articles of Incorporation do not permit shareholders to cumulate votes in the election of directors. Abstentions and broker non-votes will not affect the plurality vote required to elect directors.

Proposal 2 to approve our executive compensation, Proposal 3 to determine the frequency of holding a vote on executive compensation, and Proposal 8 to ratify the appointment of Crowe each requires that the number of votes cast in favor of the proposal exceed the number of votes cast against it. Because abstentions will not be counted as votes cast at the Annual Meeting, they will not affect either of these proposals. Similarly, broker non-votes will not affect Proposals 2 or 3. Proposal 8 is a “discretionary” item, so it will not have broker non-votes.

Proposals 4, 6 and 7 to amend the Company’s Articles of Incorporation to remove the supermajority voting standards for, respectively, amendments to our Code of Regulations, amendments to our Articles of Incorporation and approval of certain business combinations must be approved by at least 75% of the votes entitled to be cast at the Annual Meeting. Abstentions and broker non-votes will be counted as votes “AGAINST” each of these proposals. In addition, Proposal 4 may only be approved if the corresponding amendment in Proposal 5 also receives shareholder approval.

Proposal 5 to amend the Company’s Code of Regulations to remove the supermajority voting standard for amendments to our Code of Regulations must be approved by at least two-thirds of the votes entitled to be cast at the Annual Meeting. Abstentions and broker non-votes will be counted as votes “AGAINST” this proposal. In addition, Proposal 5 may only be approved if the corresponding amendment in Proposal 4 also receives shareholder approval.

Because the proposals to approve our executive compensation, determine the frequency of votes on executive compensation, and ratify the appointment of Crowe as our independent registered public accounting firm are advisory, they will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of votes when considering the frequency of holding votes on executive compensation and future executive compensation arrangements. Further, if the appointment of Crowe is not ratified by the shareholders, the Audit Committee may re-consider its selection of Crowe as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

Proposals 1-7 are not “discretionary” items. If your shares are held in “street name,” you must provide instructions to your brokerage firm in order to cast a vote on these proposals. The ratification of the appointment of Crowe is considered a “discretionary” item, so your brokerage firm may vote in its discretion on your behalf if you do not furnish voting instructions.

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PROPOSAL 1

Election of Directors

Composition of the Board

Currently, the Board consists of 13 directors and is divided into three classes, with two of the classes having four members and one class having five members. The directors are elected by class to serve a three-year term. The terms of the three classes expire at successive annual meetings so that the shareholders elect one class of directors at each annual meeting. We currently have a vacancy in the class of directors whose terms expire at the Annual Meeting due to William J. Small’s retirement on July 31, 2018. We intend to hold this vacancy open while we consider whether another director should be added to the Board. Each of the directors of First Defiance is also a director of our wholly-owned banking subsidiary, First Federal Bank of the Midwest (“First Federal”).

The current composition of the Board is:

Directors whose terms expire at the Annual Meeting:	John L. Bookmyer
Terri A. Bettinger
Thomas K. Herman
Thomas A. Reineke

Directors whose terms expire at the 2020 annual meeting:	Jean A. Hubbard
Barbara A. Mitzel
Charles D. Niehaus
Mark A. Robison

Directors whose terms expire at the 2021 annual meeting:	Robert E. Beach
Douglas A. Burgei
Donald P. Hileman
Samuel S. Strausbaugh

We will elect four directors at the Annual Meeting. The director nominees standing for election at the Annual Meeting are Mr. Bookmyer, Ms. Bettinger, Mr. Herman and Mr. Reineke. Those nominees elected to the Board at the Annual Meeting will serve until our annual meeting in 2022, and until each such person’s successor is duly elected and qualified. If any of the four nominees should become unable or unwilling to stand for election at the Annual Meeting, the persons named on the proxy card as proxies may vote for other person(s) selected by the Board. We have no reason to believe that any of the director nominees for election named in this Proposal 1 will be unable or unwilling to serve. Each director nominee has consented to act as a director if elected.

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The Board has determined that each of Terri A. Bettinger, John L. Bookmyer, Douglas A. Burgei, Thomas K. Herman, Jean A. Hubbard, Barbara A. Mitzel, Charles D. Niehaus, Thomas A. Reineke, Mark A. Robison and Samuel S. Strausbaugh is “independent” under the rules of The NASDAQ Stock Market LLC (“NASDAQ”). In assessing the independence of directors and the director nominees, the Board considered the business relationships between First Defiance and its directors or their affiliated businesses, other than ordinary banking relationships. Where business relationships other than ordinary banking relationships existed, including those disclosed under “Related Person Transactions” below, the Board determined that none of the relationships between First Defiance and their affiliated businesses impaired the directors’ or director nominees’ independence because the amounts involved were immaterial to the directors or to those businesses when compared to their annual income or gross revenues. Although Robert E. Beach is “independent” under the rules of NASDAQ, the Board has determined he is not “independent” due to his prior position as President and CEO of Commercial Bancshares, Inc., which was acquired by the Company on February 24, 2017.

Your Board Recommends That You Vote FOR The Four Nominees Listed Below.

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Nominees for Election at this Annual Meeting:

John L. Bookmyer	Age: Director Since: Business Experience and Specific Qualifications:

54

2005

CEO of Pain Management Group located in Findlay, Ohio since January 2009; Former Chief Operating Officer of Blanchard Valley Health System in Findlay, Ohio from August 1995 until December 2008. Mr. Bookmyer is a Certified Public Accountant in Ohio and has extensive experience in oversight, leadership and financial matters from his roles at all entities. He is also very familiar with the needs of the region through his interactions with community hospitals and businesses.

Terri A. Bettinger	Age: Director Since: Business Experience and Specific Qualifications:

51

2018

Chief Information Officer of Franklin County Data Center in Columbus, Ohio from February 2015 to October 2017. Prior to that time, Ms. Bettinger led North America Fund Services Technology for the Global Financial Services Group at Citigroup Inc. from April 2009 to February 2015. Ms. Bettinger spent 20 years in the banking and financial services industry, and her successful career in the delivery of valuable technology solutions provides beneficial knowledge to the Board in the area of technological growth and innovation.

Thomas A. Reineke	Age: Director Since: Business Experience and Specific Qualifications:

59

2016

President and CEO of Reineke Family Dealerships since 2009.  Mr. Reineke brings to the Board valuable perspective from decades of strong leadership and dedication to the community that helped fuel the impressive and consistent growth of his family's business across Northwest Ohio.

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Thomas K. Herman	Age: Director Since: Business Experience and Specific Qualifications:

47

2018

Co-Founder, President and CEO of Aptera Software Inc., a technology and digital marketing firm, headquartered in Fort Wayne, Indiana since its formation in 2003 and, since 2013, Co-Owner of three SkyZone Indoor Trampoline Park franchises respectively located in Fort Wayne, Indiana; Toledo, Ohio; and Mishawaka, Indiana. Mr. Herman brings valuable expertise from 20 years of entrepreneurship in the area of technology, digital marketing and sales strategy. Additionally, his experience in leadership, team building and creating a winning culture adds tremendous insight to the Board.

Continuing Directors With Terms Expiring at the 2020 Annual Meeting:

Jean A. Hubbard	Age: Director Since: Business Experience and Specific Qualifications:

60

2008

Corporate Treasurer and Business Manager Ohio since 2003 of The Hubbard Company, a printing and office supply company located in Defiance, Ohio; Senior Vice President and Human Resource Director, Rurban Financial Corp., from 1990 to 2003. Ms. Hubbard offers financial and business expertise through her work as corporate treasurer. Ms. Hubbard also provides the Board with insight regarding employee and human resource issues from her experience at Rurban.

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Barbara A. Mitzel	Age: Director Since: Business Experience and Specific Qualifications:

66

2008

Director of Public Affairs for Consumers Energy in Adrian, Michigan from June 2015 to June 2017; Area Manager for Consumers Energy from 2000 until June 2015; City Commissioner in Adrian, Michigan from November 1999 until September 2008. Ms. Mitzel is able to provide insight and knowledge of the southeast Michigan market. Her experience with economic development and government and community relations is very beneficial to the Board in understanding the concerns of potential customers.

Charles D. Niehaus	Age: Director Since: Business Experience and Specific Qualifications:

59

2014

Member and Managing Partner of Niehaus Kalas Hinshaw Ltd., Attorneys at Law, in Toledo, Ohio since 2007. Mr. Niehaus has provided legal representation to corporate and business clients for over 25 years on a wide range of business issues including the representation of financial institutions in formation, acquisitions, bank litigation, shareholder matters and regulatory compliance. He brings extensive experience in the legal and financial services areas and provides valuable guidance and insight with respect to strategy and compliance.

Mark A. Robison	Age: Director Since: Business Experience and Specific Qualifications:

54

2018

President of Brotherhood Mutual Insurance Company headquartered in Fort Wayne, Indiana since 2007 and Chairman of the Board of Brotherhood Mutual since 2009. Prior to his promotion to President of Brotherhood Mutual Insurance Company, Mr. Robison served in various positions at Brotherhood Mutual since 1994, including as Assistant Vice President of Finance. As a successful leader of a national company, Mr. Robison adds valuable leadership experience to the Board.

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Continuing Directors With Terms Expiring at the 2021 Annual Meeting:
Robert E. Beach	Age: Director Since: Business Experience and Specific Qualifications:

67

2017

President and CEO of Commercial Bancshares, Inc. and The Commercial Savings Bank from November 2007 to February 2017; Director of Commercial Bancshares, Inc. from November 2007 to February 2017; Area President of Key Bank in Findlay, Ohio for approximately 10 years before his retirement in October 2007. Mr. Beach offers valuable expertise and leadership from his 30 years of management experience in the banking industry, including as a senior executive and as a director.

Douglas A. Burgei	Age: Director Since: Business Experience and Specific Qualifications:

64

1995

Veterinarian and co-owner of Napoleon Veterinary Clinic in Napoleon, Ohio from 1978 to 2018; Co-owner of PetVet/Pampered Pets Bed & Biscuit in Napoleon, Ohio from 2003 to 2018 and Ft. Wayne, Indiana from 2006 to 2018. Dr. Burgei possesses a diverse entrepreneurial background with his multiple successful business ventures. His perspective as a former business owner brings great value to the Board.

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Donald P. Hileman	Age: Director Since: Business Experience and Specific Qualifications:

66

2013

President and CEO of First Defiance since January 1, 2014 and First Federal since January 1, 2015; Executive Vice President and Chief Financial Officer of First Defiance and First Federal from 2009 through 2013; Interim Chief Financial Officer from October 2008 to March 2009; CEO of First Insurance since 2007. Prior to joining First Defiance, Mr. Hileman was Corporate Controller of Sky Financial Group, Inc. for 12 years. Mr. Hileman brings valuable experience and expertise to the Board from his work within financial institutions, as well as his knowledge and familiarity with First Defiance and its subsidiaries.

Samuel S. Strausbaugh	Age: Director Since: Business Experience and Specific Qualifications:

55

2006

President and CEO of Vrsus Assets, LLC, a digital case management platform firm for plaintiff attorneys, since June 2018; President, CEO and CFO of JB & Company, Inc., a roofing company, from 2011 to 2017; Former Co-President of Defiance Metal Products in Defiance, Ohio from September 2006 to November 2011; CFO of Defiance Metal Products from November 1998 to July 2006. Mr. Strausbaugh has important tactical and strategic skills that he has developed in management and executive positions with his prior employers. His experience with a growing company helps to inform the Board of Directors when considering future business opportunities.

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Board Leadership Structure

In accordance with our regulations, the Board elects our chairman of the Board (sometimes referred to as the “Chairman”) and Chief Executive Officer (sometimes referred to as the “CEO”), and these positions are to be separate and held by different individuals. In the event the Chairman is not an independent director, it is the Board’s policy to designate from among the independent directors a “lead independent director.”

John L. Bookmyer was appointed Chairman of the Board upon William J. Small’s retirement on July 31, 2018. As an independent, non-executive member of the Board, Mr. Bookmyer is able to participate as a permanent member of the Board’s Executive Committee and to preside over executive sessions of the Board, which are attended by only non-management directors. In addition, Mr. Bookmyer is an active liaison between management and our non-management directors and regularly confers with individual non-management directors concerning recent developments affecting the Company. Through the role of an active, engaged Chairman, the Board believes that its leadership structure is appropriately balanced between promoting our strategic development and preserving the Board’s management oversight function. The Board also believes that its leadership structure has created an environment of open, efficient communication between the Board and management, enabling the Board to monitor and oversee those matters that may present significant risks to the Company and to maintain an active informed role in risk management.

Board Committees

The Board has five standing committees: Audit, Corporate Governance, Compensation, Executive and Risk. The current members of our standing committees are named below:

Audit	Governance and Nominating	Compensation	Executive	Risk Committee
S.S. Strausbaugh#	T.A. Reineke#	J.A. Hubbard#	D.A. Burgei***	C.D. Niehaus#
M.A. Robison##	B.A. Mitzel	D.A. Burgei##	T.K. Herman***	D.P. Hileman
J.A. Hubbard	D.A. Burgei##	J.L. Bookmyer	S.S. Strausbaugh***	T.A. Bettinger
T.A. Bettinger	C.D. Niehaus	S.S. Strausbaugh	J.L. Bookmyer	J.A. Hubbard
J.L. Bookmyer	T.K. Herman	T.A. Bettinger	J.A. Hubbard***	T.K. Herman
	M.A. Robison		B.A. Mitzel***	R.E. Beach##
C.D. Niehaus***
D.P. Hileman
T.A. Reineke***
T.A. Bettinger ***
M.A. Robison***
R.E. Beach***

# - Chairperson

## - Vice Chairperson

*** -Denotes Rotating Service

The Audit Committee is responsible for: (i) the appointment of our independent registered public accounting firm; (ii) review of the external audit plan and the results of the auditing engagement; (iii) review of the internal audit plan and results of the internal audits; (iv) review of reports issued by our Compliance Officer; (v) review of the effectiveness of our system of internal control, including review of the process used by management to evaluate the effectiveness of the system of internal control; and (vi) oversight of our accounting and financial reporting practices. The Audit Committee has adopted a written charter setting forth these responsibilities, a copy of which is posted on our website at http://www.fdef.com under the link “Governance Documents.” The Board has determined that John L. Bookmyer and Samuel S. Strausbaugh each have the attributes listed in the definition of “audit committee financial expert” set forth in Item 407(d)(5)(ii) of Regulation S-K and in the NASDAQ listing requirements. All of the Audit Committee members are considered “independent” for purposes of NASDAQ listing requirements and meet the NASDAQ standards for financial sophistication. The Audit Committee met five times in 2018.

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The Governance and Nominating Committee was established by the Board to ensure that the Board is appropriately constituted and conducts its affairs in a manner that will best serve the Company’s interests and those of our shareholders. Specific duties of the Committee include administering our conflict of interest policy/code of ethics, monitoring the Board’s continuing education and self-assessment process, nominating directors to the Board, and conducting an annual assessment of the Board as a whole, including an assessment of Board composition and committee assignments. The Governance and Nominating Committee develops, with management, the materials discussed and presented at the board strategic planning meeting. The Governance and Nominating Committee maintains a robust process for succession planning for the CEO as well as for other executive-level positions. The Governance and Nominating Committee maintains both an emergency plan and a long-range succession plan. The plans are reviewed at least annually by the Governance Committee. The Governance and Nominating Committee has adopted a written charter setting forth its responsibilities, a copy of which is posted on our website at http://www.fdef.com under the link “Governance Documents.” The Governance and Nominating Committee met four times in 2018.

The Governance and Nominating Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, having business experience, and exhibiting high moral character. Although the Committee does not have a formal diversity policy in place, the Committee seeks to promote a diverse set of viewpoints and business experience in the Board’s membership. The Committee retains the right to modify these minimum qualifications from time to time as circumstances dictate. The Committee has a general process for choosing nominees, which process considers both incumbent directors and new candidates. In evaluating an incumbent director whose term of office is set to expire, the Committee reviews such director’s overall service to us during his or her term, including attendance at meetings, participation and quality of performance. If the Committee chooses to evaluate new director candidates, the Committee uses its network of contacts to compile a list of potential candidates. Then, the Committee determines whether such candidates are independent, which determination is based upon applicable securities laws. Finally, the Committee meets to discuss and consider all candidates’ qualifications and then chooses those candidates who will be proposed as director nominees to the full Board. The Governance and Nominating Committee considers the following criteria in proposing director nominees to the full Board: (1) independence; (2) high personal and professional ethics and integrity; (3) ability to devote sufficient time to fulfilling duties as a director; (4) impact on diversity of the Board, including skills and other factors relevant to our business; and (5) overall experience in business, education, and other factors relevant to our business.

Our shareholders may also make nominations for candidates for director to the Governance and Nominating Committee, provided that notice of such nomination is given in writing to our Secretary not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. The notice must set forth the name, age, business address and residence address (if available) of the nominee and the number of shares that are beneficially owned by the nominee. Also, the shareholder making the nomination must promptly provide any other information reasonably requested by the Governance and Nominating Committee. This Committee does not alter the manner in which it evaluates candidates, including the minimum criteria set forth above, when evaluating a candidate who was recommended by a shareholder. No director nominations were received from shareholders for the election of directors at the Annual Meeting.

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The Compensation Committee is responsible for overseeing our compensation programs, including base salaries, long-term incentive compensation, equity-based compensation, perquisites and benefit plans. The Committee also administers the process for evaluating our Chief Executive Officer and recommends to the Board the compensation for directors (including committee member and committee chair’s fees, equity-based awards and other similar items, as appropriate). The Committee uses the services of an independent executive compensation consulting firm, Pay Governance, to fulfill its responsibilities for evaluating and establishing the compensation program for the Company’s executive officers. In 2018, the Committee engaged Pay Governance to review and analyze our executive compensation program, including salaries for our directors, CEO, CFO, Chief Risk Officer and Community Banking President/Chief Lending Officer of First Federal, to provide a study of comparative compensation data derived from the Company’s peer group and to advise the Committee on developing governance trends among such peer group. Pay Governance reports directly to the Compensation Committee and serves at the discretion of the Committee, although the CEO has consulted directly with Pay Governance regarding the compensation of executives among our peer group in recommending 2018 salaries for our remaining executive officers. The Committee has the sole authority to appoint, compensate and oversee Pay Governance, including responsibility for evaluating Pay Governance’s independence and establishing its fees and retention terms. In retaining Pay Governance for fiscal year 2018, the Committee assessed Pay Governance’s independence pursuant to the applicable rules of the Securities and Exchange Commission and determined that Pay Governance’s services for the Compensation Committee did not raise any conflict of interest. In addition, Pay Governance did not provide any additional services to the Company other than the services to the Compensation Committee in fiscal year 2018. Further description of the Compensation Committee’s responsibilities and the role of Pay Governance in determining executive compensation is set forth under “Compensation Discussion and Analysis” below. The Compensation Committee has adopted a written charter setting forth its responsibilities, a copy of which is posted at http://www.fdef.com under the link “Governance Documents.” All of the Compensation Committee members are considered “independent” for purposes of NASDAQ listing requirements. The Compensation Committee met three times in 2018.

The Executive Committee generally has the power and authority to act on behalf of the Board between scheduled meetings unless specific Board action is required or unless otherwise restricted by our Articles of Incorporation or Code of Regulations or by action of the Board. As Chairman of the Board, Mr. Bookmyer serves as Chairman of the Executive Committee. Mr. Bookmyer and Mr. Hileman serve as permanent members. The remaining directors serve on the Executive Committee on a rotating basis during the year. The Executive Committee met one time during 2018.

The Risk Committee was established by the Board of Directors to assist the Board in fulfilling its oversight responsibilities with regard to the risk appetite of the Company and the risk management and compliance framework and the governance structure that support the Company. The Risk Committee has adopted a written charter setting forth these responsibilities, a copy of which is posted on the Company’s website at http://www.fdef.com under the link “Governance Documents.” The Risk Committee met four times during 2018.

Compensation Committee Interlocks and Insider Participation

Mr. Bookmyer, Ms. Hubbard, Ms. Bettinger and Mr. Strausbaugh served on the Compensation Committee during 2018. There were no Compensation Committee interlocks or insider (employee) participation during 2018.

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Board and Board Committee Meetings

Our Board holds regular meetings each quarter. First Federal’s Board of Directors meets twice each quarter. Special meetings of the Boards are held from time to time as needed. There were five meetings of the Board of Directors of First Defiance and ten meetings of the Board of Directors of First Federal held during 2018. All of our directors attended at least 75% of the total number of meetings of the Board of Directors of First Defiance or First Federal, as applicable, and meetings held by all committees of the Board on which the director served during 2018.

Neither the Board nor the Corporate Governance Committee has implemented a formal policy regarding director attendance at our annual shareholder meetings. In 2018, all thirteen of our then incumbent directors attended the annual meeting.

Non-management directors met two times in executive session in 2018.

Director Compensation

The table below provides information concerning our director compensation for the fiscal year ended December 31, 2018. Employee directors are not paid for Board service. Each non-employee director received an annual retainer of $31,000 in 2018, except that the non-employee Chairman received a retainer of $56,000. The Company pays directors $10,000 of the annual retainer in First Defiance stock and the remainder in cash. The Company uses a 20 day average stock price when calculating the number of shares to be issued. Committee chairs received an additional annual retainer as follows: (1) Audit Committee – $5,000; (2) Compensation Committee – $5,000; (3) Risk Committee – $5,000; and (4) Corporate Governance Committee – $3,500. In addition, each non-employee director received $750 for each board meeting attended for either First Defiance or First Federal. Mr. Robison, Mr. Beach and Mr. Burgei, as well as Mr. Small until his retirement, were also directors of First Insurance Group of the Midwest, Inc., and they received $500 for each First Insurance board meeting attended. Non-employee directors also received compensation for each committee meeting attended as follows: (1) Audit Committee – $500; (2) Compensation Committee – $500; (3) Executive or First Federal Executive Loan Committee meetings – $200; and (4) other First Defiance and First Federal Board committees – $500.

Our directors may defer their retainer and/or meeting fees payable to them under the First Defiance Deferred Compensation Plan. The returns on the amounts deferred are dependent on the investment elections made by the director. The directors’ choices include a number of mutual funds and an account of our common shares. Returns under the plan are calculated to mirror these elections. Because these earnings are denominated in our shares or mutual fund equivalents, such earnings are not considered to be preferential or above market and are not reported in the table below. Also, no director received perquisites or personal benefits with an aggregate value exceeding $10,000.

The Board has set ownership guidelines for the Board and executive management. The guideline for each Board member is ownership equal to a value of 5 times the annual retainer of $31,000 in shares of First Defiance. The Company allows for the payment of directors fees in either cash or stock at the election of the individual director.

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2018 Director Compensation

Director	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(b)	Total ($)
Beach, Robert E.	$39,000	$10,443	$49,443
Bettinger, Terri A.	$39,000	$10,443	$49,443
Bookmyer, John L.	$50,000	$10,443	$60,443
Burgei, Douglas A.	$38,750	$10,443	$49,193
Herman, Thomas A.	$38,000	$10,443	$48,443
Hubbard, Jean A.	$44,000	$10,443	$54,443
Mitzel, Barbara A.	$38,500	$10,443	$48,943
Niehaus, Charles D.	$39,000	$10,443	$49,443
Reineke, Thomas A.	$38,000	$10,443	$48,443
Robison, Mark A.	$36,700	$10,443	$47,143
Strausbaugh, Samuel S.	$42,500	$10,443	$52,943
Small, William J. (c)	$39,333	$10,443	$49,776

(a)	The following directors elected to have a portion of the fees reported in this column paid in FDEF shares instead of cash: Mr. Herman - 899 shares were awarded instead of $34,750; Mr. Niehaus - 915 shares were awarded instead of $35,250; and Mr. Reineke – 894 shares were awarded instead of $34,750.

(b)	During 2018, each non-employee director who was a director as of April 24, 2018 was granted an award of restricted shares on such date. The amounts reported for such awards in this column represent the aggregate grant date fair value of the shares granted to each non-employee computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (“FASB ASC Topic 718”) using the closing price of the FDEF common stock on the award date.

(c)	Mr. Small retired on July 31, 2018.

Communication with Directors

The Board has adopted a process by which shareholders may communicate with the directors. Any shareholder wishing to do so may write to the Board at our principal business address – 601 Clinton St., Defiance, Ohio 43512. Any shareholder communication so addressed will be delivered unopened to the director or a member of the group of directors to whom it is addressed, or to the Chairman if addressed to the Board.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines as a framework to assist the Board in exercising its responsibilities. These Guidelines address expectations of the Board in performing its duties and reflect its ongoing efforts to enhance its effectiveness and corporate governance. These Guidelines will be periodically reviewed and modified as deemed appropriate by the Board. The Guidelines can be found on the Company’s website at http://www.fdef.com under the link “Governance Documents.”

Board’s Role in Strategic Planning

Our Board has the legal responsibility for overseeing our affairs and, thus, an obligation to keep informed about our business and strategies. This involvement enables the Board to provide guidance to management in formulating and developing plans and to exercise independently its decision-making authority on matters of importance to us. Acting as a full Board and through its standing committees, the Board is fully involved in our strategic planning process.

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Each year, typically in September, senior management and the Board hold an extended meeting to focus on corporate strategy. This session involves presentations from management and input from the directors regarding the assumptions, priorities and strategies that will form the basis for management’s operating plan and strategy for the coming year. At subsequent meetings, the Board continues to review our progress against the strategic plan and to exercise oversight and decision-making authority regarding strategic areas of importance and revise the strategic plan as necessary. The role the Board plays is inextricably linked to the development and review of our strategic plan. Through these procedures, the Board, consistent with good corporate governance practices, encourages our long-term success by exercising sound and independent business judgment on the strategic issues that are important to our business.

Board’s Role in Risk Oversight

The Board’s function of overseeing risk is handled primarily by the Risk Committee. The Chief Risk Officer works with management as well as internal and external auditors to determine and evaluate significant risks that we may be taking and communicates those findings directly to the Risk Committee. The Risk Committee is focused on identifying, quantifying, and minimizing our risks. The Risk Committee believes that by involving both management and auditors in this important process, it is best able to perform its function. First Federal also has a standing Officer Risk Management Committee, Compliance Committee, Information Technology Steering Committee and Asset Review Committee that meet regularly to provide structure and input into our Risk Management Process. The minutes and findings of these committees are presented to the Risk Committee.

EXECUTIVE OFFICERS

The following table sets forth the name of each current executive officer, other than Mr. Hileman, whose information is set forth above, and the principal position and offices he or she holds with First Defiance or First Federal.

Name	Information about Executive Officer
Kevin T. Thompson	Chief Financial Officer of First Defiance and First Federal since January 1, 2014. Mr. Thompson was appointed Executive Vice President after joining First Defiance in August 2013. Prior to joining First Defiance, Mr. Thompson served from July 2009 to December 2010 as a consultant to the financial services industry as the sole member of Kevin Thompson Consulting in St. Augustine, Florida. Prior to this position, he served as Line of Business Chief Financial Officer from July 2007 to October 2008 for Huntington Bancshares, Inc. and as Chief Financial Officer of Sky Financial Group, Inc. for eight years prior to 2007. Mr. Thompson is 65.

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Name	Information about Executive Officer
Paul D. Nungester, Jr.	Executive Vice President, Director of Finance and Accounting since July 16, 2018. Prior to joining First Defiance, Mr. Nungester was at Welltower Inc., a real estate investment trust, where he served in various positions since 2001: Senior Vice President and Controller from January 2012 to May 2018, including to transition his role from March 20, 2018 until May 15, 2018; Vice President and Controller from March 2006 to January 2012; and Controller from September 2002 to March 2006. Mr. Nungester is 45.

John R. Reisner	Executive Vice President, General Counsel and Chief Risk Officer of First Defiance and First Federal since September 2013. Prior to joining First Defiance, Mr. Reisner was Managing Director and Principal – Risk Management Division at Austin Associates LLC from April 2008 to August 2013. Prior to that, he served as General Counsel at Sky Bank and Director of Corporate Compliance at Sky Financial Group. Mr. Reisner is 63.

Sharon L. Davis	Executive Vice President, Director of Human Resources of First Defiance and First Federal since November 2015. Prior to joining First Defiance, Ms. Davis was Senior Vice President and Human Resources Director at First Community Bank from October 2007 to November 2015. Prior to that, she served as an Assistant Vice President, Senior Human Resources Business Partner for BBVA Compass. Ms. Davis is 37.

Timothy K. Harris	Executive Vice President, Chief Credit Officer since January 2018. Prior to his current role, Mr. Harris was Executive Vice President, President of the Eastern Market Area of First Federal from January 2008 to December 2017 and a Senior Lender from January 2007 until January 2008. Mr. Harris joined First Federal as a Commercial Lender in October 2000. Mr. Harris is 60.

Michael D. Mulford	Executive Vice President, Chief Credit Administration Officer since January 2018. Prior to his current role, Mr. Mulford served as Executive Vice President, Chief Credit Officer since April 2011 and Senior Vice President, Chief Credit Officer since July 2004 when he joined First Federal. Prior to joining First Federal, Mr. Mulford was a Credit Officer for Key Bank. Mr. Mulford is 54.

Dennis E. Rose, Jr.

Executive Vice President, Director of Strategy Management since January 2017. Prior to his current role, Mr. Rose served as Executive Vice President, Head of Business Banking since 2013 and Executive Vice President, Chief Operations Officer since 2001. Mr. Rose joined First Federal in 1996 and served as Corporate Controller until 2001. Mr. Rose is 50.

Brent L. Beard	Senior Vice President, Controller of First Federal since 2007 and Chief Financial Officer of First Insurance since 2019. Prior to his current roles, Mr. Beard served as the SEC Reporting Manager of First Federal since 2006 when he joined First Federal. Mr. Beard is 48.

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COMPENSATION DISCUSSION AND ANALYSIS

Our goal is to become a high-performing community-focused financial institution, meeting or exceeding the 75th percentile of our peers in key financial measures. Compensation is a key component of attracting talent to our organization that will enable us to reach this goal. The following Compensation Discussion and Analysis describes the material elements of compensation of our executive officers identified in the Summary Compensation Table (“Named Executive Officers”).

Our team has done a tremendous job of working hard to ensure the Company continues to perform at a high level. In 2018, we reported our sixth consecutive year of record diluted earnings per common share with results up 40% from 2017. This performance included strong growth in loans and deposits of 8.1% and 7.5%, respectively; a higher return on average assets at 1.52% and improved efficiency ratio to 60.29% and a 37% reduction in non-performing assets. For the three-year period ending December 31, 2018, our cumulative growth in earnings per share was 60%. This performance was mainly due to a strong three year average return on assets of 1.28%, while successfully executing on our organic and acquisition growth strategies. Emphasizing growth opportunities in our metro markets, our three-year compound organic growth in assets was 7%, which was supplemented with two strategic acquisitions in 2017. The acquisition of Commercial Bancshares, Inc. added approximately $350 million in assets, expanded our footprint, and provided enhanced efficiency opportunities. The acquisition of Corporate One Benefits Agency, Inc. enhanced our employee benefit offerings and expanded our insurance business presence into adjacent markets. Over this same three-year period, First Defiance shares posted a total return to shareholders of 38.3%.

Compensation Philosophy and Objectives

The Board believes the most effective executive compensation program is one that rewards the achievement of specific annual, long-term and strategic goals that are established in conjunction with strategic planning initiatives and the long-term objective of maximizing shareholder value. Consistent with that philosophy, our executive compensation packages include both cash and stock-based compensation that reward performance as measured against predetermined goals. The Compensation Committee (the “Committee”) evaluates our executive compensation to ensure that it is sufficiently competitive to enable us to attract and retain qualified employees in key positions. Total compensation commensurate with the median compensation overall and by component paid to similarly situated executives of peer companies is generally what the Committee considers competitive.

The Board encourages ownership of FDEF shares by its executive management, which is why a significant part of each Named Executive Officer’s compensation package is paid in equity. As a result, the Committee has established share ownership guidelines for executives as follows:

CEO	3 times base salary
CFO	2 times base salary
All other executive officers	1.5 times base salary

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Advisory Vote on Executive Compensation

At our 2013 annual meeting, our shareholders approved holding annual votes on our executive compensation. The feedback provided by our shareholders through this advisory vote, in addition to investor feedback we receive through the Company’s shareholder engagement throughout the year, provides invaluable information for the Board and the Committee. The Company maintains open communication with its shareholders, including participation at investor conferences. In 2018, executive management hosted an investor visit arranged by Sandler O’Neill, as well as participated in the KBW Community Bank Investor Conference in New York, New York and the Raymond James U.S. Bank Conference in Chicago, Illinois. No concerns on executive compensation were raised by investors from these communications or at either of the conferences. Further, at our 2018 annual meeting, our shareholders approved our executive compensation with 96.1% of the votes cast, indicating that shareholders are strongly supportive of our executive compensation program. Even though the resolution to approve First Defiance’s executive compensation is not binding, the Committee considered this overwhelming shareholder support for our existing executive compensation program and, as a result, no significant changes were made to the executive compensation for 2018. The Committee will continue to monitor shareholder approval levels going forward.

Roles of the Committee and Chief Executive Officer in Compensation Decisions

The Committee makes all compensation decisions for the Company’s executive officers. The CEO makes compensation recommendations to the Committee for all Named Executive Officers except himself.

2018 Executive Compensation Components

For the fiscal year ended December 31, 2018, the principal components of compensation for our Named Executive Officers were:

•	Base salary;

•	Short-term cash;

•	Long-term equity incentive compensation;

•	Retirement benefits; and

•	Perquisites and other personal benefits.

In the latter part of 2016, the Committee engaged Pay Governance to perform an analysis of compensation for our directors, CEO, CFO and Chief Risk Officer. In conducting this analysis, Pay Governance independently developed competitive data for base salaries, short-term incentives, total cash compensation (sum of salary and bonus), long-term incentives, equity compensation and total direct compensation (sum of cash compensation and long-term incentives) from: (1) proxies and SEC filings of select peer banks ranging in asset size from $1.3 billion to $5.4 billion, with a median asset size of $2.9 billion compared to $2.8 billion proforma for First Defiance, with its then pending acquisition of Commercial Bancshares, Inc., (2) surveys of other banks, and (3) the consulting experience of Pay Governance.

In 2018, the Committee and management reviewed the peer group recommended by Pay Governance to evaluate the appropriateness of the compensation package for each of First Defiance and First Federal’s officers, including the Named Executive Officers, and to evaluate the relative performance measures for the long-term incentive compensation payable under the First Defiance Financial Corp. and Affiliates Incentive Compensation Plan (the “Incentive Compensation Plan”). That peer group for 2018 is:

• 1st Source Corp., South Bend, IN	• Lakekand Financial Corp., Warsaw, IN
• City Holding Co., Charleston, WV	• LCNB Corp., Lebanon, OH
• Civista Bancshares, Inc., Sandusky, OH	• Macatawa Bank Corp., Holland, MI

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• CNB Financial Corp., Clearfield, PA	• MBT Financial Corp., Monroe, MI
• Community Trust Bancorp, Inc., Pikeville, KY	• Mercantile Bank Corp., Grand Rapids, MI
• Farmers Capital Bank Corporation, Frankfort, KY	• Merchants Bancorp, Carmel, IN
• Farmers National Banc Corp., Canfield, OH	• MutualFirst Financial, Inc., Muncie, IN
• Financial Institutions Inc., Warsaw, NY	• Peoples Bancorp Inc., Marietta, OH
• First Financial Bancorp., Terre Haute, IN	• Republic Bancorp Inc., Louisville, KY
• German American Bancorp Inc., Jasper, IN	• Stock Yards Bancorp, Inc., Louisville, KY
• Horizon Bancorp, Michigan City, IN	• Summit Financial Group Inc., Morrefield, WV
• Independent Bank Corporation, Grand Rapids, MI	• United Community Financial Corp., Youngstown, OH

Compared to the 2017 peer group, Chemung Financial Corp., Isabella Bank Corporation, Mainsource Financial Group, MVB Financial Corp and Premier Financial Bancorp, Inc. were removed and Independent Bank Corporation, LCNB Corp., Merchants Bancorp, and MutualFirst Financial, Inc. were added as a result of the criteria for peers outlined above.

Base Salary

We provide our Named Executive Officers and other employees with a base salary to compensate them for services rendered during the fiscal year. The base salary for each of the Named Executive Officers is generally determined at the beginning of the year.

Based upon Pay Governance’s aforementioned 2016 analysis of peer group compensation practices and their 2017 update on expected peer group merit increases and trends in executive compensation, the Committee in 2018 considered the CEO’s performance review, the 2017 performance of the Company and the cost of living increase in deciding to increase Mr. Hileman’s salary from $450,000 to $472,000 for 2018.

Base salaries for Named Executive Officers other than the CEO are determined based upon recommendations made by the CEO. In making a recommendation for 2018 salaries, the CEO compared the base salary levels of the other Named Executive Officers with data from the ABA Compensation & Benefits Survey, the OBL Bank Compensation and Benefits Survey, the Crowe LLP Compensation Survey and internal pay grades, and consulted with Pay Governance regarding the median levels of the peer group above. As a result of Mr. Hileman’s review of this benchmarking compensation data, Mr. Hileman recommended salary increases for 2018 ranging from 3% to 5.5% for Mr. Thompson, Mr. Reisner, Mr. Harris, Mr. Allen and Mr. Rose. The recommendation for Mr. Allen also reflected his acceptance of a new position with the Company as Market Area Executive for Fort Wayne, Indiana, instead of Executive Vice President, Community Banking President. After evaluating a number of factors, including performance evaluations, the individual executive’s skills, competencies and experience, and the importance of the executive’s role to the Company, the Committee decided to approve all of Mr. Hileman’s recommendations.

Performance-Based Incentive Compensation

The Board believes that a significant amount of executive officer compensation should be performance-based. Under the Incentive Compensation Plan, we have created opportunities for employees to earn short-term and long-term incentive compensation in the form of both cash and equity awards based on the level of achievement of performance targets that are established each year by the Committee. The Board believes this incentive compensation aligns with shareholder interests, enables attraction and retention of executive talent, balances risk with rewards and supports the long-term performance goals of the Company. In general, the Committee establishes threshold, target and maximum bonus payout goals. If the threshold performance level is not achieved, the payout percentage for that component of the bonus calculation is zero. If the performance level for a component is between the threshold and target or between the target and the maximum performance goal, the payout percentage is prorated.

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In 2017, the Committee, in consultation with Pay Governance, established incentive targets and granted awards for 2018 under the Incentive Compensation Plan to permit employees who are selected as participants to earn a specified “target” percentage of their base salary, which is split between a short-term award paid in cash and based on the Company’s 2018 performance, and a long-term award paid in equity and based on the Company’s performance from 2018 to 2020. Both the short-term award and the long-term award can be earned at between 0% and 150% of the specified “target” depending on the level of attainment of the performance objectives. Specific payout amounts for these incentive-based awards are discussed below.

2018 Short-Term Executive Incentive Compensation. As authorized under the Incentive Compensation Plan, the Company may grant short-term incentive compensation to key officers, including the Named Executive Officers. At the end of the performance period, these short-term incentive compensation awards are payable in cash based upon the level of achievement with respect to the specified annual performance goals. The goals for each Named Executive Officer are established in conjunction with the Board’s and management’s expectations for the year and weighted for each officer based on the officer’s role within the Company.

For 2018, the performance goals for the short-term incentive compensation award for the Named Executive Officers included three common goals: Earnings Per Share, Efficiency Ratio, and Deposit Growth. The Board believes that Earnings Per Share measures the Company’s profitability consistent with shareholder interests, Efficiency accentuates controlling expenses, and Deposit Growth reflects the organic expansion of our business. The 2018 Earnings Per Share target reflects the 2-for-1 stock split completed in 2018 and represents a 34% increase over the 2017 actual result, while Efficiency and Deposit Growth targets both reflect expected improvement from 2017 targets.

The related payout percentages of the bonus potential for the common goals are described below:

Award Formula Component	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	Actual attained level	Payout percentage
Earnings Per Share (1)	$2.05	$2.16	$2.26	$2.23	134.80%
Efficiency Ratio (2)	62.00%	59.90%	57.80%	60.84%	77.58%
Deposit Growth	3.22%	6.22%	9.22%	7.52%	121.67%

(1)	Actual attained level for earnings per share excludes the impacts of the accounting correction related to the deferred compensation plan.
(2)	Actual attained level for efficiency ratio excludes the impact of the accounting correction related to the deferred compensation plan.

In addition, for 2018, the performance goals for Mr. Reisner, Mr. Allen, and Mr. Harris included an individual performance goal component based on their respective roles and responsibilities in the Company. The criteria for Mr. Reisner’s performance were focused on the performance of the Risk Management Group, for Mr. Allen the criteria focused on the performance of the Fort Wayne, Indiana metro-market, and for Mr. Harris the criteria focused on the performance of the credit function of the Bank. The performance goals for Mr. Rose were aligned consistent with the 2018 objectives for his role as Director of Strategy Management.

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The relative weighting of the goals for each Named Executive Officer is described below:

Award Formula Component	Donald P. Hileman	Kevin T. Thompson	John R. Reisner	Gregory A. Allen	Dennis E. Rose	Timothy K. Harris
	Individual Goal Component Weighting
Earnings Per Share	40.00%	40.00%	25.00%	20.00%	40.00%	25.00%
Efficiency Ratio	30.00%	30.00%	25.00%	00.00%	30.00%	25.00%
Deposit Growth	30.00%	30.00%	25.00%	30.00%	30.00%	20.00%
Individual Assigned Goals	0.00%	0.00%	25.00%	50.00%	0.00%	30.00%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

In 2017, the Named Executive Officers exceeded the Threshold level of performance in all award components except one, net income after allocations and taxes for Fort Wayne. The Committee reviewed the components and earned payouts and certified the cash payouts at the earned level for the short-term incentive compensation. The short-term incentive payouts for the Named Executive Officers ranged between 21% and 51% of base salary.

The 2018 target short-term incentive compensation component and actual bonus payout as approved by the Committee for the Named Executive Officers is set forth below:

	Award Potential at Target
Executive Officer	(% of Base Salary)	Target	Actual Payout
Donald P. Hileman	45%	$212,625	$241,755
Kevin T. Thompson	35%	$83,513	$94,954
Gregory R. Allen	25%	$55,205	$46,377
John R. Reisner	35%	$71,947	$82,235
Dennis E. Rose	25%	$43,452	$49,404
Timothy K. Harris	30%	$50,038	$53,005

In addition, Mr. Allen, in his new position as Market Area Executive, Fort Wayne, Indiana was eligible for additional variable pay incentives based on loan production and fee income generated in his market area. In 2018, Mr. Allen earned $17,330 for these components.

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2018 Long-Term Executive Incentive Compensation. In addition to the short-term incentive compensation awards, the Committee may also grant long-term incentive compensation awards under the Incentive Compensation Plan. These long-term awards are intended to reward certain executives for increasing the value of the Company through sustained future growth and profitability. At the beginning of a three-year performance period, awards are made in restricted stock units (“RSUs”). Through April 2018, these RSUs were issued under our 2010 Equity Incentive Plan and subsequently under our 2018 Equity Incentive Plan. At the end of such three-year performance period, First Defiance’s performance is evaluated and each whole or fractional RSU entitles the officer to receive one FDEF share on the date the RSU is settled. In the first quarter of 2018, the Committee established long-term incentive compensation awards for certain executives, including the Named Executive Officers except for Mr. Allen, with a three-year performance period. With respect to these awards, we entered into two Performance-Based Restricted Stock Unit Award Agreements with each of the Named Executive Officers other than Mr. Allen: the 2018 Long-term Incentive Equity Plan and the 2018 Long-term Equity Asset Growth Plan. Pursuant to these agreements, each officer was awarded an amount of RSUs equal to 100% of the Maximum payout under the long-term incentive compensation component of the Incentive Compensation Plan. The number of RSUs granted under the Plan was calculated by taking the maximum incentive payout dollar value divided by the 20-day average share closing price as of December 31, 2017. Under each of these Performance-Based Restricted Stock Unit Award Agreements, if the officer’s employment terminates for any reason (except for certain circumstances as described in the Award Agreement that has special vesting schedules for death, disability, retirement and change in control) prior to the end of the applicable performance period, the officer forfeits all of the RSUs subject to the target award for that and any subsequent performance period.

Under the 2018 Long-term Incentive Equity Plan, the 2018-2020 long-term incentive compensation award target for each of the Named Executive Officers, except Mr. Allen, is set forth below:

	Bonus Potential Dollar Amount(2)
Executive Officer(1)	(% of Base Salary)	Target	Maximum
Donald P. Hileman	45%	$212,625	$318,938
Kevin T. Thompson	35%	$83,513	$125,269
John R. Reisner	35%	$71,947	$107,921
Dennis E. Rose	25%	$43,452	$65,177
Timothy K. Harris	20%	$33,359	$50,038

(1)	In Mr. Allen’s new role, he was not included in this plan. He was instead included in the Key Employee/Commercial Lender Long-term Incentive Plan, under which Mr. Allen was granted 512 RSUs with an award amount of $14,986 based on the grant date stock price of $29.27.

(2)	The amount of the Maximum award potential is based on the grant date stock price ($25.99) times the number of shares determined by multiplying the base salary by the target percentage of base salary by 150% by the average stock price of the 20 trading days prior to the grant date ($26.80). The amount of the Target award potential is 66% of the Maximum award potential.

Under the 2018 Long-term Incentive Equity Plan, the awards granted in 2018 have the same payout percentages and components as the awards granted in 2017, and utilize the same peer group established by the Committee as set forth above under the heading “2018 Executive Compensation Components.” The applicable performance criteria and weighting for the 2018-2020 performance period are as described below:

Award Formula Component	Threshold (33% Payout)	Target (66% Payout)	Maximum (100% Payout)
Return on Assets (50% weighting)	30th Percentile	50th Percentile	75th Percentile
EPS Growth (50% weighting)	30th Percentile	50th Percentile	75th Percentile

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Under the 2018 Long-term Equity Asset Growth Plan, the 2018-2020 long-term incentive compensation award target for each of the Named Executive Officers, except Mr. Allen, is set forth below:

	Bonus Potential Dollar Amount(1)
Executive Officer	(% of Base Salary)	Target	Maximum
Donald P. Hileman	45%	$36,048	$51,512
Kevin T. Thompson	35%	$14,191	$20,272
John R. Reisner	35%	$11,969	$17,049
Dennis E. Rose	25%	$7,381	$10,552
Timothy K. Harris	20%	$5,614	$8,005

(1)	The amount of the Maximum award potential is based on the grant date stock price ($25.99) times the number of shares determined by multiplying the base salary by the target percentage of base salary by 25% by the average stock price of the 20 trading days prior to the grant date ($26.80). The amount of the Target award potential is 70% of the Maximum award potential.

Under the 2018 Long-term Incentive Equity Plan, the awards granted in 2018 have the payout percentages as described below:

Award Component	Threshold (40% Payout)	Target (70% Payout)	Maximum (100% Payout)
Total Assets in 000s (100% weighting)	$3,550,000	$4,050,000	$4,450,000

Achievement of the performance levels are determined by the Committee, in its sole discretion, using financial information filed with the Securities and Exchange Commission and other sources as available. The Committee reserves the right, in its sole discretion, to make such periodic adjustments as it determines appropriate to the peer group.

For the 2016 long-term incentive compensation awards with a performance period ending on December 31, 2018, the relative weighting of each target and the related payout percentage of the bonus potential are described below:

Award Formula Component	Threshold (30th Percentile)	Target (50th Percentile)	Maximum (70th Percentile)	Actual attained level	Payout percentage
Return on Assets 2016-2018 three-year average (50% weighting)	0.97%	1.03%	1.20%	1.28%	100.00%
EPS Growth for three years 2016 - 2018 (50% weighting)	30%	49%	79%	60%	78.47%
2016 - 2018 long-term incentive total weighted payout percentage					89.23%

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In 2016, the Committee established an additional performance goal or “kicker” goal applicable to the long-term incentive compensation awards based upon the achievement of growth in total assets, consistent with the Company’s strategic growth objectives. Upon the achievement of this additional goal, the Committee may grant, within its sole discretion, to each Named Executive Officer an additional payout of from 10% to 25% of the target bonus potential under the long-term incentive compensation awards as set forth below:

	Bonus Potential Dollar Amount
Executive Officer	% of Target Bonus	Threshold	% of Target Bonus	Maximum
Donald P. Hileman	10%	$19,350	25%	$48,375
Kevin T. Thompson	10%	$7,872	25%	$19,680
Gregory P. Allen	10%	$7,228	25%	$18,069
John R. Reisner	10%	$6,557	25%	$16,393
Dennis E. Rose	10%	$3,187	25%	$7,968
Timothy K. Harris	10%	$2,866	25%	$7,165

No additional payout may be granted by the Committee for achievement of this additional performance goal if the Named Executive Officer has achieved the maximum potential payout under such individual’s long-term incentive compensation award based upon the primary performance criteria. The Committee, thus, may not award a payout for achievement of the additional performance goal if such payout would result in an overall payout above the maximum bonus potential. In addition, the Named Executive Officer must achieve the threshold level of performance under the primary performance criteria before being eligible to earn any payout based upon the asset growth performance goal.

For the 2016 long-term incentive compensation awards with a performance period ending on December 31, 2018, the payout percentage of the bonus potential under the additional performance goal, subject to achievement of threshold levels under the primary performance criteria and limited to the maximum bonus potential under the 2016 long-term incentive compensation awards, is described below:

Award Formula Component	Threshold	Target	Maximum	Actual Attained Level	Payout Percentage
Total Assets (in thousands)	$2,800,000	$3,300,000	$3,800,000	$3,182,376	15.74%

Clawback Policy

In addition, the Board has adopted an incentive compensation clawback policy providing for a three-year review period of reported results of the Company to ensure that incentive compensation for all executive officers (including the Named Executive Officers) is paid based on accurate financial and operating data and the correct calculation of performance against incentive targets. The policy provisions allow the Company to recover incentive awards previously paid or awarded. A copy of this policy is posted on the Company’s website at http://www.fdef.com under the link “Governance Documents.”

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Retirement Benefits

All of our employees, including the Named Executive Officers, are eligible to participate in the First Defiance Financial Corp. 401(k) Employee Savings Plan (the “Savings Plan”). The Savings Plan is a tax-qualified retirement savings plan pursuant to which all employees are able to contribute up to the limit prescribed by the Internal Revenue Service to the Savings Plan on a before-tax basis. We maintain a safe harbor plan that matches 100% of the first 3% of pay that is contributed to the Savings Plan plus 50% of the salary deferrals between 3% and 5% of compensation. All employee contributions to the Savings Plan are fully vested upon contribution, and our matching contribution is vested upon completion of a minimum service requirement. A restoration plan is maintained for Mr. Hileman and Mr. Thompson, which provides for elective deferrals and matching contributions in excess of the Savings Plan caps. The matching contributions under the restoration plan in fiscal year 2018 are included in the All Other Compensation column of the Summary Compensation Table and reported under “Company Deferred Compensation Plan Contribution” in footnote 3 to the Summary Compensation Table.

The Named Executive Officers are entitled to participate in the First Defiance Deferred Compensation Plan, which enables the Named Executive Officers to defer up to 80% of their base salary and up to 100% of bonus payments. Investment options within the Deferred Compensation Plan reflect those in the Company’s savings plan and do not provide any guaranteed or premium investment returns. The First Defiance Deferred Compensation Plan is discussed in further detail under the heading “Executive Compensation — Nonqualified Deferred Compensation” below.

Perquisites and Other Personal Benefits

We provide our Named Executive Officers with perquisites and other personal benefits that the Committee believes are reasonable and consistent with our overall compensation program to better enable us to attract and retain employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to Named Executive Officers.

In 2018, we provided each of the Named Executive Officers, other than Mr. Allen, with the option to receive a $600 monthly automobile allowance, only Mr. Rose exercised the option. We provided Mr. Allen the use of a Company-owned vehicle. Each Named Executive Officer is eligible, upon relocation, to receive reimbursement for certain reasonable expenses associated with the costs of such relocation. Mr. Allen received $47,882 for relocation assistance in 2018. The Company considers reimbursement requests for country club and other social organization membership for its senior officers, including the Named Executive Officers, for certain business purposes.

We offer an Executive Group Life Post-Separation Plan, which provides death benefits equal to two times the executive’s base salary. All of the Named Executive Officers participate in the Executive Group Life Post-Separation Plan, except Mr. Thompson and Mr. Reisner.

The value of these perquisites is included in column (g) of the Summary Compensation Table.

Employment and Change in Control Agreements

We have employment or change of control agreements with certain key employees, including the Named Executive Officers, excluding Mr. Harris. These agreements include provisions for severance payments upon a change of control and are designed to promote stability and continuity of senior management. Information regarding applicable payments under such agreements for the Named Executive Officers is provided under the heading “Executive Compensation — Potential Payments Upon Termination or Change in Control” below.

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Section 162(m)

Prior to December 22, 2017, when the Tax Cuts and Jobs Act of 2017 (“TCJA”) was signed into law, Section 162(m) of the Internal Revenue Code generally disallowed a tax deduction to publicly held companies for compensation paid to certain “covered employees” in excess of $1 million per covered employee in any year, except to the extent that the compensation in excess of the limit qualified as performance-based.

Under the TCJA, the performance-based exception has been repealed and the $1 million deduction limit now applies to (1) anyone serving as the chief executive officer or the chief financial officer at any time during the taxable year, (2) the top three other highest compensated executive officers serving at the end of the taxable year, and (3) any individual who had been a covered employee for any taxable year of the company that started after December 31, 2016. However, the new rules do not apply to remuneration provided pursuant to a written binding contract in effect on November 2, 2017 that is not modified in any material respect after that date. Because of ambiguities and uncertainties as to the application and interpretation of this transition relief, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) will avoid the deduction limit. We believe that the amount of compensation paid to our executive officers that can be deducted will decrease compared to prior years.

The Board of Directors has not adopted a formal policy regarding tax deductibility of compensation paid to our executive officers. The Board of Directors may authorize compensation that might not be deductible, and may modify compensation that was initially intended to be exempt from Section 162(m), if it determines that such compensation decisions are in the best interests of the Company and its shareholders.

CEO Pay Ratio

Beginning with the proxy statement for the 2018 Annual Meeting and for each annual meeting thereafter, we are required to disclose the median of the total compensation of the Company’s employees, excluding the Company’s CEO, for the last completed fiscal year, the annual total compensation of the Company’s CEO for the last completed fiscal year and the ratio between the foregoing compensation amounts. We identified the median employee by examining the 2018 total federal taxable compensation through November 30, 2018 for all individuals, excluding our CEO, who were employed by us on November 24, 2018 (whether employed on a full-time, part-time, or seasonal basis). For such employees, we did not make any assumptions, adjustments, or estimates with respect to total federal taxable compensation, and we did not annualize the compensation for any full-time employees that were not employed by us for all of 2018. After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our Named Executive Officers as set forth in the Summary Compensation Table on page ● of this Proxy Statement.

For fiscal year 2018, the annual total compensation of our CEO was $1,034,640 and the annual total compensation for the median employee was $40,647, resulting in a ratio of 25.45:1.0.

COMPENSATION COMMITTEE REPORT

First Defiance’s Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and our annual report on Form 10-K.

Jean A. Hubbard, Chairman

Doug A. Burgei, Vice Chairman

Terri A. Bettinger

John L. Bookmyer

Samuel S. Strausbaugh

February 19, 2019

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EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the Named Executive Officers for the fiscal years ended December 31, 2018, 2017 and 2016. The Named Executive Officers include those persons serving as our CEO and CFO during 2018 and our four other most highly compensated executive officers.

(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)
Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(2)	Non-Equity Incentive Plan Compen- sation ($)(3)	All Other Compen- sation ($)(4)	Total ($)
Donald P. Hileman	2018	$472,500	$		$288,362	$241,755	$34,023	$1,034,640
President & Chief Executive Officer of First Defiance	2017	450,000		-	279,065	221,657	30,883	981,605
and First Federal; CEO of First Insurance Group of the Midwest, Inc.	2016	430,000		465	250,527	246,047	27,168	954,207

Kevin T. Thompson	2018	$238,608	$		$113,385	$94,954	$17,754	$464,701
Executive Vice President &	2017	231,658		-	111,745	88,751	16,690	448,843
Chief Financial Officer of First Defiance and First Federal	2016	224,911		465	127,546	100,096	13,459	466,477

John R. Reisner	2018	$205,564	$		$95,383	$82,235	$14,173	$397,355
Executive Vice President	2017	194,847		-	93,981	79,169	13,811	381,808
& Chief Risk Officer and Legal Counsel of First Defiance and First Federal	2016	187,353		465	110,477	81,936	8,773	389,004

Gregory R. Allen(1)	2018	$220,818	$		$190,606	$63,707	$69,625	$544,756
Executive Vice President &	2017	212,695		-	102,612	60,061	27,767	403,134
Ft Wayne Market Area Executive	2016	206,500		465	93,812	97,408	22,389	420,574

Dennis E. Rose	2018	$173,806	$		$58,999	$49,404	$15,823	$298,032
Executive Vice President &	2017	167,988		-	57,904	50,228	14,835	290,955
Director of Strategy Management	2016	163,142		465	45,978	30,001	11,030	250,616

Timothy K. Harris	2018	$166,794	$		$44,781	$53,005	$13,575	$278,155
Executive Vice President &	2017	151,930		-	46,630	65,910	12,291	276,762
Chief Credit Officer	2016	147,901		465	20,666	64,322	11,522	244,876

(1)	In 2018, Mr. Allen accepted a new position as EVP, Ft. Wayne Market Area Executive, having previously served as EVP, Community Banking President. Mr. Allen’s new role will focus his management and business development talents on a market key to the Company’s growth goals.

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(2)	The amounts in column (e) reflect the aggregate grant date fair value of the shares granted under the Incentive Compensation Plan and the relevant year’s long-term incentive compensation awards, as computed in accordance with FASB ASC Topic 718, based upon the probable outcomes. Assumptions used in the calculations are not materially different from the amounts included in Note 20 to our audited financial statements for the fiscal year ended December 31, 2018, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2019. If maximum results are achieved under the Incentive Compensation Plan for the 2018 long-term incentive compensation awards, the value of such payout under these awards at the grant date would be as follows: Mr. Hileman 13,870 shares, or $371,716; Mr. Thompson 5,454 shares, or $146,167; Mr. Reisner 4,588 shares, or $122,958; Mr. Rose 2,838 shares, or $76,058; Mr. Harris 2,154 shares, or $57,727, with all awards paid in FDEF shares. Mr. Allen is not a participant in the 2018 long-term incentive compensation plan, but was granted 6,512 shares in 2018, which are reflected in column (e) at grant date fair value.

(3)	The amounts in column (f) reflect the cash short-term incentive awards earned by the named individuals with respect to performance during the applicable fiscal year, as discussed in further detail under the heading “2018 Short-Term Executive Incentive Compensation” above.

(4)	The amount shown as “All Other Compensation” includes the following perquisites and personal benefits:

Name	Club Membership	Relocation Assistance	Automobile Allowance or Personal Use of Company Automobile	401(k) Match	Value of Life Insurance	Employee Stock Purchase Plan Match (a)	Company Deferred Compensation Plan Contribution	Total
Donald P. Hileman	$-	$-	$-	$11,000	$3,905	$60	$17,058	$32,023
Kevin T. Thompson	$-	$-	$-	$11,000	$2,412	$1,800	$2,542	$17,754
John R. Reisner	$-	$-	$-	$11,000	$1,448	$1,725	$-	$14,173
Gregory R. Allen	$3,750	$47,882	$4,262	$11,000	$931	$1,800	$-	$69,625
Dennis E. Rose	$-	$-	$6,330	$8,970	$523	$-	$-	$15,823
Timothy K. Harris	$2,135	$-	$-	$9,362	$1,268	$810	$-	$13,575

(a)	All of our employees, including the Named Executive Officers, are eligible to participate in the First Defiance Financial Corp. Employee Investment Plan (the “ESPP”). The ESPP is a means for all employees to purchase FDEF shares at the current market price at the time of purchase through regular payroll deductions. We will contribute an amount equal to 15% of each of the participating employee’s actual payroll deductions up to $150 per month. The employee specifies the amount to be withheld from his/her pay with a minimum of $30 per month and a maximum of $5,000 per month.

2018 Grants of Plan-Based Awards

During 2018, we made awards to Named Executive Officers as part of short-term and long-term incentive compensation under the Incentive Compensation Plan, as described above. The short-term incentive compensation awards provide for cash payments. The long-term incentive compensation awards are made in RSUs and settled in FDEF shares.

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			Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Grant Date	Date Approved by Compensation Committee	Threshold ($)	Target ($)	Maximum ($)	Threshold (Shares/ Units)	Target (Shares/ Units)	Maximum (Share/ Units)	Grant Date Fair Value of Stock Awards
Donald P. Hileman	01/01/18	12/18/2017	$106,200	$212,400	$318,600	4,577	9,154	13,870	$288,362
Kevin T. Thompson	01/01/18	12/18/2017	$41,757	$83,513	$125,270	1,800	3,600	5,454	$113,385
John R. Reisner	01/01/18	12/18/2017	$35,121	$70,242	$105,363	1,514	3,028	4,588	$95,383
Gregory R. Allen	01/01/18	12/18/2017	$27,385	$54,769	$82,154	-	-	-	$-
Dennis E. Rose	01/01/18	12/18/2017	$21,726	$43,452	$65,178	937	1,873	2,838	$58,999
Timothy K. Harris	01/01/18	12/18/2017	$24,733	$49,466	$74,199	711	1,422	2,154	$44,781

(1)	Short-term incentive awards granted in 2018 pursuant to the Incentive Compensation Plan, as described above.

(2)	Long-term incentive awards granted in the form of RSUs in 2018 under the Incentive Compensation Plan, as described above.

Outstanding Equity Awards at Fiscal Year-End 2018

The following table provides information concerning unexercised options and non-vested stock awards for each Named Executive Officer outstanding as of the end of the most recently completed fiscal year.

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (#)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(1)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Donald P. Hileman					-	-	22,003	$539,288
Kevin T. Thompson					-	-	8,733	$214,041
John R. Reisner					-	-	7,345	$180,027
Gregory R. Allen					6,512	$190,606	4,134	$101,324
Dennis E. Rose					-	-	4,534	$111,140
Timothy K. Harris					-	-	3,362	$82,401

(1)	These restricted stock units were granted as long-term incentive compensation awards pursuant to the Company’s Incentive Compensation Plan. The numbers of restricted stock units vesting at December 31, 2019 are as follows: Mr. Hileman 11,243, Mr. Thompson 4,502, Mr. Reisner 3,786, Mr. Allen 4,134, Mr. Rose 2,333 and Mr. Harris 1,691. The numbers of restricted stock units vesting at December 31, 2020 are as follows: Mr. Hileman 10,760, Mr. Thompson 4,231, Mr. Reisner 3,559, Mr. Rose 2,201 and Mr. Harris 1,671.

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Option Exercises and Stock Vested In 2018

The following table provides information concerning exercises of stock options and vesting of stock awards during the most recently completed fiscal year for each of the Named Executive Officers on an aggregated basis. The table reports the number of shares for which the options were exercised or vested and the aggregate dollar value realized upon exercising those options or when the stock awards became vested. No options were exercised during 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Donald P. Hileman	-	$-	14,680	$359,807
Kevin T. Thompson	-	$-	5,987	$146,741
John R. Reisner	-	$-	4,987	$122,231
Gregory R. Allen	-	$-	5,497	$134,731
Dennis E. Rose	-	$-	2,425	$59,437
Timothy K. Harris	-	$-	2,180	$53,432

Nonqualified Deferred Compensation

Pursuant to the First Defiance Deferred Compensation Plan, certain executives, including our Named Executive Officers, as well as our directors may defer receipt of up to 80% of their base compensation and up to 100% of non-equity incentive plan compensation and, in the case of directors, up to 100% of directors’ fees. Deferral elections are made by eligible executives or directors in December of each year for amounts to be earned in the following year.

Amounts deferred in the First Defiance Deferred Compensation Plan may be invested in any funds available under the Plan. The rates of return of each fund are at market.

Benefits under the First Defiance Deferred Compensation Plan are generally paid beginning in the year following the executive’s retirement or termination. However, the Plan has provisions for scheduled “in-service” distributions from the Plan, and it also allows for hardship withdrawals upon the approval of the Committee. Retirement benefits are paid either in a lump sum or in scheduled installment payments when the executive’s termination is considered a retirement. All other distributions are made in lump sum payments.

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The following table provides information with respect to our Named Executive Officers’ participation in the First Defiance Deferred Compensation Plan. None of our Named Executive Officers, except Mr. Hileman, received a withdrawal or distribution under the Plan.

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year (1)	Aggregate Earnings in Last Fiscal Year	Aggregate Distributions in Last Fiscal Year	Aggregate Balance at Last Fiscal Year End (2)
	($)	($)	($)	($)	($)
Donald P. Hileman	$-	$32,057	$(5,434)	$(11,550)	$126,794
Kevin T. Thompson	$-	$2,542	$67	$-	$5,115
John R. Reisner	$-	$-	$-	$-	$-
Gregory R. Allen	$-	$25,000	$(19,079)	$-	$267,812
Dennis E. Rose	$-	$-	$(3,803)	$-	$37,711
Timothy K. Harris	$-	$7,000	$(300)	$-	$6,701

(1)	These amounts are included in the All Other Compensation column of the Summary Compensation Table.
(2)	All amounts except Aggregate Earnings have been reported as compensation in the Summary Compensation Table in previous years.

Potential Payments Upon Termination or Change in Control

The discussion below summarizes the estimated payments to be made under each contract, agreement, plan or arrangement that provides for payments to a Named Executive Officer at, following, or in connection with any termination of employment including by resignation, severance, retirement, disability or a constructive termination, by a change of control of the Company, or by a change in the Named Executive Officer’s responsibilities (that may not result in a termination of employment).

Payments Made Upon Termination

Regardless of the manner in which a Named Executive Officer’s employment terminates, the executive is entitled to receive amounts earned during the term of employment. Such amounts include:

•	non-equity incentive compensation earned during the fiscal year;

•	amounts contributed under the First Defiance Deferred Compensation Plan;

•	unused vacation pay;

•	amounts accrued and vested through our 401(k) Plan; and

•	the ability to exercise outstanding vested options for up to 3 months after termination (but not longer than the original term).

Payments Made Upon Retirement

In the event of retirement of a Named Executive Officer, in addition to the items identified above, the executive will be entitled to the following:

•	accelerated vesting of all outstanding unvested stock options and the ability to exercise all outstanding options for up to five years after retirement (but not longer than the original term);

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•	accelerated vesting of all outstanding restricted stock;

•	accelerated vesting of a portion of outstanding restricted stock units calculated based on the actual performance of the Company and its peer group through the fiscal quarter ending closest to the date of such retirement; and

•	executives who meet minimum age and years of service requirements are entitled to continue to participate in our health and welfare benefits. These benefits are the same as retiree medical benefits offered to all of our employees and are more fully described in Note 16 to the Financial Statements included in the Annual Report on Form 10-K for the year ended December 31, 2018.

Payments Made Upon Death or Disability

In the event of the death or disability of a Named Executive Officer, in addition to the benefits listed under the headings “Payments Made Upon Termination” and “Payments Made Upon Retirement” above, the Named Executive Officer will receive benefits under our disability plan or payments under our life insurance plans, as appropriate. A Named Executive Officer who dies or becomes disabled prior to retirement will have one year after death or disability (or the original term, if shorter) to exercise all outstanding stock options.

Payments Made Upon Termination without Cause or for Good Reason

Mr. Hileman and Mr. Thompson each have an employment agreement with First Defiance and First Federal, the terms of which are similar. Under the employment agreements, if the executive’s employment is terminated outside of a change in control by us (other than termination for cause or by reason of death, disability or retirement) or if the executive terminates his employment for “good reason” (as defined in the employment agreements), in addition to the benefits listed under the heading “Payments Made Upon Termination,” the executive will receive a lump sum severance payment of the sum of the executive’s current annual base salary and the average of the annual short-term cash bonus payable to the executive for the five years preceding the date of termination.

Mr. Allen has an employment agreement with First Defiance and First Federal that expires on December 31, 2019 and is not expected to be renewed. Under the employment agreement, if Mr. Allen’s employment is terminated by us (other than termination for cause or by reason of death, disability or retirement) or if Mr. Allen terminates his employment for “good reason” (as defined in the employment agreement), in addition to the benefits listed under the heading “Payments Made Upon Termination,” he will receive a lump sum severance payment equal to 2.99 times the sum of the average annual base salary and annual short-term cash bonus payable to Mr. Allen for the five years preceding the date of termination. In addition, the employment agreement provides that Mr. Allen will be entitled to continued participation in all group insurance (including life, disability, medical, dental and vision insurance) benefits for the lesser of the number of months remaining in the term of the employment agreement (1 year as of December 31, 2018) or until Mr. Allen becomes eligible to participate in comparable benefits as an employee of another employer. In lieu of providing continued insurance benefits, we have the right to pay Mr. Allen a lump sum cash payment equal to our cost to provide such insurance coverage.

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Payments Made Upon a Change in Control

Mr. Hileman and Mr. Thompson each have an employment agreement with First Defiance and First Federal, the terms of which are similar. Under the employment agreements, if the executive’s employment is terminated within six months prior to or one year after a change in control (other than termination by us for cause or by reason of death, disability or retirement) or if the executive terminates his employment for “good reason” (as defined in the employment agreements), in addition to the benefits listed under the heading “Payments Made Upon Termination,” the executive will receive a lump sum severance payment of 2.99 times the sum of the executive’s current annual base salary and the average of the annual short-term cash bonus payable to the executive for the five years preceding the date of termination. In addition, the employment agreements provide that the executive will be entitled to continued participation in medical, dental and vision insurance benefits for the lesser of 1 year after the termination or until the executive becomes eligible to participate in comparable benefits as an employee of another employer.

Mr. Allen has an employment agreement with First Defiance and First Federal. Under the employment agreement, if Mr. Allen’s employment is terminated in connection with a change in control (other than termination by us for cause or by reason of death, disability or retirement) or if the executive terminates his employment for “good reason” (as defined in the employment agreement), he will be entitled to the same benefits listed under the heading “Payments Made Upon Termination Without Cause or For Good Reason.”

Mr. Reisner has a change of control and non-compete agreement with First Defiance and First Federal. Under this agreement, if Mr. Reisner’s employment is terminated within six months prior to or one year after a change of control (other than termination by us for cause or by reason of death, disability or retirement) or if Mr. Reisner terminates his employment for “good reason” (as defined in the agreement), in addition to the benefits listed under the heading “Payments Made Upon Termination,” he will receive a lump sum severance payment of 2 times the sum of the executive’s current annual base salary and the average of the annual short-term cash bonus payable to the executive for the five years preceding the date of termination. In addition, the agreement provides that Mr. Reisner will be entitled to continued participation in health insurance benefits for the lesser of 1 year after the termination or until the executive becomes eligible to participate in comparable benefits as an employee of another employer.]

Mr. Rose has a change of control and non-compete agreement with First Defiance and First Federal. Under the terms of this agreement, in the event his employment is terminated within six months prior to a change of control or within one year after a change of control, he is entitled to receive an amount equal to his annual salary most recently set prior to the occurrence of the change in control. In addition, the agreement provides that Mr. Rose will be entitled to continued participation in health insurance benefits for the lesser of 1 year after the termination or until the executive becomes eligible to participate in comparable benefits as an employee of another employer.

Generally, pursuant to the foregoing employment and change of control agreements, a change of control has the meaning set forth in Section 409A(a)(2)(A)(v) of the Internal Revenue Code of 1986, as amended. As a condition to receiving payments under their respective employment or change of control agreements, each of Mr. Hileman, Mr. Thompson, Mr. Reisner, and Mr. Allen must execute a general release of claims.

All of the Named Executive Officers’ unvested stock options will automatically vest and become exercisable in the event of a change in control. Further, all or a portion of the individual’s unvested restricted stock and unvested restricted stock units will vest in the event that the individual is terminated without cause after a change in control but before the end of the performance period covered by the restricted stock or restricted stock unit award. The portion of the unvested restricted stock and unvested restricted stock units that vests is the greater of (a) the number of shares that would have vested if the individual had been employed for the full performance period and the target level of performance had been achieved for each performance goal, and (b) the number of shares that would vest based on the actual performance of the company and its peer group through the fiscal quarter ending closest to the date of such termination. Such unvested restricted stock and restricted stock units do not vest in the event of termination for reasons other than retirement, death or disability, even if such termination is for “good reason.”

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The table below summarizes the estimated payments set forth in the agreements described above. The amounts shown assume that such termination was effective as of December 31, 2018, and, thus, include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from us.

Executive Benefits and Payments upon Termination	Voluntary Termination	For Cause Termination	Involuntary Not for Cause Or Voluntary Good Reason Termination	Involuntary Change of Control Termination (CIC)	Death	Disability
Donald P. Hileman
Severance	—	—	$700,550	$1,651,855	—	—
Accelerated vesting of equity awards	—	—	—	$539,288	—	—
Kevin T. Thompson
Severance	—	—	$332,622	$818,539	—	—
Accelerated vesting of equity awards	—	—	—	$214,041	—	—
John R. Reisner
Severance	—	—	—	$495,276	—	—
Accelerated vesting of equity awards	—	—	—	$180,027	—	—
Gregory R. Allen					—	—
Severance	—	—	$812,705	$812,705	—	—
Accelerated vesting of equity awards	—	—	—	$101,324	—	—
Dennis E. Rose					—	—
Severance	—	—	—	$173,806	—	—
Accelerated vesting of equity awards	—	—	—	$111,140	—	—
Timothy K. Harris					—	—
Severance	—	—	—	—	—	—
Accelerated vesting of equity awards	—	—	—	$82,401	—	—

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PROPOSAL 2

Non-Binding Advisory Vote on Executive Compensation

Our shareholders have an opportunity to approve, in a non-binding advisory vote, the compensation of our Named Executive Officers as disclosed in this Proxy Statement. Our Named Executive Officers are those individuals included in the Summary Compensation Table on page 31 in this Proxy Statement. The compensation being approved is the compensation required to be disclosed in this Proxy Statement by the rules of the SEC, including the compensation described in the Compensation Discussion and Analysis, accompanying tables and any related material disclosed in this Proxy Statement.

The Board has structured our executive compensation program with the following objectives in mind: compensation should be directly linked to corporate operating performance, and all officers should receive fair and equitable compensation for their respective levels of responsibility and supervisory authority compared to their peers within the Company as well as their peers within the financial services industry. The Board urges you to read the “Compensation Discussion and Analysis” starting on page ● of this Proxy Statement and the related compensation tables and narrative through page ●.

The Board is asking you to approve the following resolution, which will be submitted for a shareholder vote at the Annual Meeting:

“Resolved, that the shareholders approve the compensation of First Defiance’s named executive officers as named in the Summary Compensation Table of the Company’s 2019 Proxy Statement, as described in the ‘Compensation Discussion and Analysis,’ the compensation tables and the related disclosure contained on pages ● - ● in the Proxy Statement.”

Because your vote is advisory, it will not be binding upon the Board, overrule any decision made by the Board, or create or imply any additional fiduciary duty by the Board. The Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

Your Board Recommends That You

Vote FOR the Approval of our Executive Compensation.

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PROPOSAL 3

Non-Binding Advisory Vote on Frequency of Shareholder Vote on Executive Compensation

The Dodd-Frank Act and Section 14A of the Securities Exchange Act of 1934, as amended (the “1934 Act”), require that, at least once every six years, shareholders be given the opportunity to vote on a non-binding, advisory basis regarding their preference as to how frequently we should seek advisory votes on the compensation of our Named Executive Officers. By voting on this proposal, shareholders may indicate whether they would prefer an advisory vote on Named Executive Officer compensation once every one, two or three years. Accordingly, the following resolution is submitted for an advisory shareholder vote at the Annual Meeting:

“Resolved, that the shareholders indicate, by their vote on this resolution, whether future advisory votes on the compensation of our Named Executive Officers should occur every year, every two years, or every three years.”

The Board recommends that the shareholders adopt an annual advisory vote. An annual advisory vote is consistent with the Company’s policy of continuously engaging in discussions with shareholders on corporate governance and compensation matters, and it provides accountability by giving shareholders the opportunity to react promptly to emerging corporate practices and governance trends. An annual advisory vote also gives the Board of Directors and the Compensation Committee the opportunity to evaluate compensation decisions in light of such yearly feedback.

However, shareholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of First Defiance’s executive compensation programs are designed to operate in an integrated manner and to complement one another, it may not be appropriate or feasible to change First Defiance’s executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of shareholders.

Because your vote is advisory, it will not be binding upon the Company, the Board or the Compensation Committee. However, the Board will take into account the outcome of the vote when it determines the frequency with which future advisory votes on executive compensation will be held.

Your Board Recommends an advisory vote for the approval of the compensation of the named executive officers “every year”.

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BENEFICIAL OWNERSHIP

The following table includes, as of the Voting Record Date, certain information as to the FDEF shares beneficially owned by (i) the only persons or entities, including any “group” as that term is used in Section 13(d)(3) of the 1934 Act, known to us to be the beneficial owner of more than 5% of the issued and outstanding shares, (ii) each director and nominee, (iii) the Named Executive Officers, and (iv) all of our directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner (a)	Shares Owned		Percent of Class (b)
Dimensional Fund Advisors LP	1,716,118	(d)	8.62%
BlackRock, Inc.	2,158,710	(c)	10.97%
Gregory R. Allen	51,837		—
Robert E. Beach	83,124		—
Terri Bettinger	348		—
John L. Bookmyer	17,431	(e)	—
Dr. Douglas A. Burgei	50,331	(e)	—
Timothy K. Harris	38,905		—
T. K. Herman	1,740		—
Donald P. Hileman	73,992		—
Jean A. Hubbard	12,744		—
Barbara A. Mitzel	4,891	(e)	—
Charles D. Niehaus	9,373		—
Thomas A. Reineke	11,157	(e)	—
John R. Reisner	9,022		—
Mark Robison	4,850		—
Dennis E. Rose	32,862		—
Samuel S. Strausbaugh	18,261		—
Kevin T. Thompson	24,065		—
All current directors and executive officers as a group (17 persons)	467,207	(e)	2.35%

(a)	Each of the directors and executive officers may be contacted at the address of First Defiance.

(b)	If no percent is provided, the number of shares is less than 1% of the total outstanding FDEF shares.

(c)	Based on a Schedule 13G/A filed with the SEC on January 28, 2019, BlackRock, Inc., 55 East 52nd Street, New York, New York 10055, possesses sole voting power over 2,074,760 shares and sole dispositive power over 2,158,710 shares.

(d)	Based on a Schedule 13G/A filed with the SEC on February 8, 2019, Dimensional Fund Advisors LP, Building One, 6300 Bee Cave Road, Austin, Texas 78746 (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, possesses sole voting power over 1,643,743 shares and sole dispositive power over 1,716,118 shares. All shares reported are owned by the funds for which Dimensional serves as investment advisor, and Dimensional disclaims beneficial ownership of such securities.

(e)	Includes shares in which beneficial owners share voting and/or investment power as follows: 10,425 shares held jointly by Dr. Burgei and his spouse; 3,279 shares which Ms. Mitzel owns jointly with her spouse; 1,950 shares owned by Mr. Reineke’s spouse; 17,012 shares which Mr. Bookmyer owns jointly with his spouse.

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RELATED PERSON TRANSACTIONS

All of our directors and executive officers have commercial, consumer or mortgage banking relationships with First Federal and a number have insurance relationships through First Defiance’s wholly-owned subsidiary, First Insurance Group of the Midwest, Inc. (“First Insurance”). All loan and deposit relationships with our directors and executive officers (i) were made in the ordinary course of business; (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans or deposits with persons not related to First Federal; and (iii) did not involve more than the normal risk of collectability or present other unfavorable features.

On April 13, 2017, the Company acquired Corporate One Benefits Agency, Inc. (“Corporate One”), which became a part of First Insurance. Corporate One was the insurance agent for the Reineke Family Dealerships’ health insurance plan. Since the acquisition, the agent has been First Insurance. Mr. Reineke, a director of the Company, is the principal and controlling shareholder, as well as President and CEO, of the Reineke Family Dealerships. Reineke Family Dealerships pays an annual premium for its health insurance of approximately $517,000. This premium is paid in the ordinary course of business and is in an amount that would be charged for a comparable health insurance plan issued to persons and entities that are not related to the Company.

We have a policy that covers all loans to our directors and executive officers. In accordance with that policy, any loan request for directors or executive officers that, when aggregated with other extensions of credit from First Federal exceeds $500,000 requires prior approval of the Board. Loans to executive officers, which when aggregated with existing extensions of credit are less than $500,000, do not require prior approval of the Board, but must be reported at the next Board meeting. Loans to directors, which when aggregated with existing extensions of credit are less than $500,000, do not require Board approval and are not required to be reported to the Board at the next Board meeting. However, all loan transactions with related persons are reviewed by the Audit Committee and reported to and ratified by the full Board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our executive officers and directors, and persons who own more than ten percent of our shares, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and to provide us with a copy of such form. Based on our review of the copies of such forms it has received, we believe that our executive officers and directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2018, except that each of Charles D. Niehaus, Thomas K. Herman, Donald P. Hileman, Kevin T. Thompson, Sharon L. Davis, Dennis E. Rose, Jr., Michael D. Mulford, Timothy K. Harris, Marybeth Shunck and Gregory R. Allen filed one late Form 4 reporting one transaction per Form 4; and each of John R. Reisner, James R. Williams II, and Thomas A. Reineke filed two late Forms 4 reporting one transaction per Form 4.

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PROPOSALS 4, 5, 6 AND 7

Overview of Proposals to Adopt Majority Voting Standard

In Proposals 4, 5, 6 and 7, we are asking shareholders to approve amendments to certain provisions of our Articles of Incorporation (the “Articles of Incorporation”) and a corresponding provision in our Code of Regulations (the “Code of Regulations”) to eliminate certain voting standards that require a greater than majority vote of our shareholders for approval (commonly referred to as “supermajority voting standards”). The proposed amendments, described in more detail below, will replace these supermajority voting standards in our Articles of Incorporation and Code of Regulations with majority voting standards. After consideration of emerging trends among publicly traded companies and the benefits to the Company and its shareholders of adopting majority voting standards for all matters requiring shareholder approval, the Board of Directors has decided to recommend for approval by our shareholders the removal of these supermajority voting standards from the Articles of Incorporation and Code of Regulations.

The following provisions of our Articles of Incorporation and Code of Regulations currently contain supermajority voting standards:

•	Amendments to the Code of Regulations. Article XVI of our Articles of Incorporation and Article IX of our Code of Regulations provide that the Code of Regulations may be repealed, altered, amended or rescinded by a shareholder vote of not less than two-thirds of the voting power of the Company. Proposals 4 and 5 respectively address the amendments to these provisions of our Articles of Incorporation and Code of Regulations.

•	Amendments to the Articles of Incorporation. Article XVII of our Articles of Incorporation provides that the provisions of Articles IV, VII, X, XI, XII, XIII, XIV, XV, XVI and XVII of the Articles of Incorporation may be repealed, altered, amended or rescinded by a shareholder vote of not less than 75% of the voting power of the Company. Proposal 6 addresses the amendment to this provision.

•	Certain Business Combinations. Article XV of the Articles of Incorporation provides that approval of certain business combinations involving the Company requires the affirmative vote of shareholders holding at least 80% of the outstanding FDEF common shares entitled to vote. Proposal 7 addresses the amendment to this provision.

Supermajority voting standards are designed to promote stability in corporate governance by requiring broad shareholder support to effect changes. However, evolving principles of corporate governance advise that the elimination of supermajority voting standards increases the board’s accountability to shareholders and provides shareholders with greater influence over corporate governance.

Different voting standards apply to certain of the provisions proposed for amendment at the Annual Meeting and, accordingly, we have submitted each amendment as a separate item for approval of our shareholders. The voting standard applicable to each proposed amendment is set forth, respectively, in Proposals 4, 5, 6 and 7 below. Because Proposals 4 and 5 are necessarily dependent on each other in order to achieve the purposes of these Proposals, we will not implement the amendment to the supermajority voting standard for amending our Code of Regulations unless our shareholders approve both Proposals 4 and 5. Other than Proposals 4 and 5, no proposal is conditioned upon the approval of any other proposal, and each proposal will be accepted or rejected separately.

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If one or more of the amendments to our Articles of Incorporation proposed in Proposals 4, 6 and 7 are approved by our shareholders, the approved amendments will become effective upon filing a Certificate of Amendment to the Articles of Incorporation with the Ohio Secretary of State immediately after the Annual Meeting; except that the amendment proposed in Proposal 4 will only be filed with the Ohio Secretary of State if the corresponding amendment to the Code of Regulations proposed in Proposal 5 is also approved by our shareholders. If Proposals 4 and 5 are both approved by our shareholders, the amendment to the Code of Regulations proposed in Proposal 5 would become effective immediately following the Annual Meeting.

If the shareholders do not approve any amendments proposed under Proposals 4, 5, 6 and 7, such amendments will not be made, and the existing provisions of the Articles of Incorporation and/or Code of Regulations, as appropriate, will remain in effect. Because Proposals 4 and 5 are conditioned on each other, neither proposal will be implemented without shareholder approval of the other.

Proposals 4 and 5: Removal of the Supermajority Voting Standard Applicable to

Amendments to the First Defiance Code of Regulations

Our Articles of Incorporation and Code of Regulations currently provide that our shareholders may repeal, alter, amend or rescind the Code of Regulations by an affirmative vote of at least two-thirds of the voting power of the Company entitled to vote on such proposal. The proposed amendment to the Articles of Incorporation under Proposal 4 and the proposed amendment to the Code of Regulations under Proposal 5 would allow our shareholders to take such action by the affirmative vote of a majority of the voting power of First Defiance entitled to vote on such proposal. Ohio law provides that a corporation’s code of regulations may be amended by the corporation’s shareholders by an affirmative vote of a majority of the voting power of said corporation, unless otherwise provided in such corporation’s code of regulations or articles of incorporation. Adopting a majority voting standard for our shareholders’ approval of amendments to the Code of Regulations would thus be consistent with the standard established by Ohio law.

Text of Proposed Amendments

The full text of the proposed amendment to Article XVI of our Articles of Incorporation and the proposed amendment to Article IX of our Code of Regulations to adopt a majority voting standard for our shareholders to repeal, alter, amend or rescind any provisions of the Company’s Code of Regulations is set forth in the attached Annex A to this Proxy Statement.

Required Vote

Approval of the amendment to Article XVI of our Articles of Incorporation, as proposed in Proposal 4, requires the affirmative vote of not less than 75% of the voting power of the Company entitled to vote thereon at the Annual Meeting. Approval of the amendment to Article IX of our Code of Regulations, as proposed in Proposal 5, requires the affirmative vote of at least two-thirds of the voting power of the Company entitled to vote thereon at the Annual Meeting. Abstentions and broker non-votes will have the effect of voting “AGAINST” Proposals 4 and 5.

Because Proposals 4 and 5 correspond to the same supermajority voting requirement, Proposals 4 and 5 must both receive shareholder approval for such proposals to be implemented following the Annual Meeting. If either Proposal 4 or Proposal 5 does not receive shareholder approval, neither proposal will be implemented.

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Proposal 6: Removal of the Supermajority Voting Standard Applicable to

Amendments to the First Defiance Articles of Incorporation

Our Articles of Incorporation currently provide that our shareholders may repeal, alter, amend or rescind certain Articles of the Articles of Incorporation by an affirmative vote of not less than 75% of the voting power of the Company entitled to vote on such proposal. The specific Articles to which this supermajority voting standard apply include the following:

•	Article IV – Number of directors;
•	Article VII – Indemnification by the Company;
•	Article X – Shareholder meetings and director nominations;
•	Article XI – Composition of the Board of Directors and election of directors;
•	Article XII – Removal of directors;
•	Article XIII – Duties of directors and limitations on liability of directors;
•	Article XIV – Five year prohibition on certain share purchases;
•	Article XV – Approval of certain business combinations;
•	Article XVI – Amendments to the Code of Regulations; and
•	Article XVII – Amendments to the Articles of Incorporation.

The proposed amendment under this Proposal 6 would allow our shareholders to amend any of the above Articles in the Articles of Incorporation by the affirmative vote of a majority of the voting power of the Company entitled to vote on such proposal. Ohio law permits a corporation to adopt a majority voting standard for approval by such corporation’s shareholders of any amendments to the above provisions of a corporation’s articles of incorporation. Amending our Articles of Incorporation to establish a majority voting standard with respect to the above provisions of the Articles of Incorporation would thus be consistent with Ohio law.

Text of Proposed Amendments

The full text of the proposed amendment to Article XVII of our Articles of Incorporation to adopt a majority voting standard for our shareholders to repeal, alter, amend or rescind Articles IV, VII, X, XI, XII, XIII, XIV, XV, XVI and XVII of the Articles of Incorporation is set forth in the attached Annex B to this Proxy Statement.

Required Vote

Approval of the amendment to Article XVI of our Articles of Incorporation, as proposed in this Proposal 6, requires the affirmative vote of not less than 75% of the voting power of the Company entitled to vote thereon at the Annual Meeting. Abstentions and broker non-votes will have the effect of voting “AGAINST” this proposal.

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Proposal 7: Removal of the Supermajority Voting Standard Applicable to

Approval of Certain Business Combinations

Under this Proposal 7, our shareholders are being asked to amend Article XV of our Articles of Incorporation to adopt a majority voting standard for approval of certain business combinations identified in Article XV between the Company and a “Related Person” (as defined in Article XV), in addition to any other voting requirements imposed under applicable law or the Articles of Incorporation. Article XV of our Articles of Incorporation currently provides that approval of such business combinations requires an affirmative vote of the holders of at least 80% of the outstanding shares of the Company entitled to vote on such proposal. The definition of “Related Person” in Article XV generally includes a party that beneficially owns 10% or more of the Company’s common shares or an affiliate of such party. The business combinations to which this supermajority voting standard apply include, without limitation, a merger, share exchange or consolidation between the Company and the Related Person; a sale, lease, exchange, transfer or other disposition of all or any substantial part of the Company’s assets to a Related Person; the issuance of the Company’s securities to a Related Person; the Company’s acquisition of any securities of a Related Person; a reclassification of the Company’s common stock or a recapitalization involving the Company’s common stock; or an agreement, contract or other arrangement to provide for any of the foregoing.

The supermajority voting standard set forth in Article XV for approval of specified business combinations between the Company and Related Persons is imposed in addition to any other requirements under applicable law. Ohio law also establishes restrictions on certain business combinations and other transactions, including, for example, mergers, consolidations, asset sales, share acquisitions, leases, loans and mortgages, between an “issuing public corporation” and an “interested shareholder,” including a three-year moratorium on the consummation of any such business combination or transactions. Following this three-year moratorium, the issuing public corporation may enter into the business combination or transaction if certain conditions and approval requirements are met.

The restrictions imposed under Article XV of the Articles of Incorporation are intended to protect the Company against the disruptive effects of takeover attempts and to provide our shareholders a voice in approving such business combinations with Related Persons. However, in light of evolving best practices that favor an increase in shareholder participation in corporate governance, the Board of Directors has determined that the supermajority voting standard imposed on approval of certain business combinations with Related Persons under Article XV, in addition to the anti-takeover protections afforded under Ohio law, may be overly burdensome and unnecessary. To conform the Company’s corporate governance with recognized best practices and allow our shareholders more influence over approval of the specified business combinations with Related Persons, the Board of Directors has determined that elimination of the supermajority voting standard in Article XV for approval of such business combinations with Related Persons would be in the best interests of the Company and its shareholders.

Text of Proposed Amendments

The full text of the proposed amendment to Article XV of our Articles of Incorporation to permit a majority of the outstanding shares of the Company to approve the business combinations identified in Article XV between the Company and Related Persons is set forth in the attached Annex C to this Proxy Statement.

Required Vote

Approval of the amendment to Article XV of our Articles of Incorporation, as proposed in this Proposal 7, requires the affirmative vote of not less than 75% of the voting power of the Company entitled to vote thereon at the Annual Meeting. Abstentions and broker non-votes will have the effect of voting “AGAINST” this proposal.

Your Board Recommends That You Vote FOR the

Amendments to the First Defiance Code of Regulations and Articles of Incorporation

To Eliminate the Supermajority Voting Requirements

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PROPOSAL 8

Ratification of the Appointment of Crowe LLP as Our Independent Registered Public Accounting Firm for 2019

The Audit Committee has selected Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. The Board is requesting that our shareholders ratify this selection. If our shareholders do not ratify the selection of Crowe, the Audit Committee may reconsider its selection. The Audit Committee expects that a representative from Crowe will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires, and will be available to respond to appropriate questions from shareholders.

Your Board Recommends That You Vote FOR ratification of Crowe.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Crowe was our independent registered public accounting firm for the fiscal years ended December 31, 2018, 2017 and 2016, and has reported on our consolidated financial statements.

Audit Fees

The following table sets forth the aggregate fees that we paid to Crowe for audit and non-audit services in 2018 and 2017. The table lists audit fees, audit related fees, tax fees and all other fees.

Services Rendered	2018	2017
Audit Fees	$357,000	$420,500
Audit-Related Fees	47,120	40,111
Tax Fees	78,085	114,395
All Other Fees	-	-
Total fees paid	$482,205	$575,006

Audit-related fees relate to services for acquisition services, employee benefit plan audits and the audits of the captive insurance company. Tax fees consist of fees related to the preparation of tax returns and consulting services relating to the company’s prepared tax model and low income housing tax credits.

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AUDIT COMMITTEE REPORT

The Audit Committee is comprised of five directors, all of whom are considered “independent” under NASDAQ listing standards.

The Audit Committee oversees First Defiance’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal control. In fulfilling its oversight responsibilities, the Committee reviewed with management the audited financial statements in the Annual Report on Form 10-K, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee also reviews the effectiveness of First Defiance’s system of internal controls, including a review of the process used by management to evaluate the effectiveness of the system of internal control.

The Committee reviewed with Crowe its judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed under their professional standards. The Committee received the written disclosures and the letter from Crowe required by applicable requirements of the Public Company Accounting Oversight Board regarding Crowe’s communications with the Committee concerning independence. In addition, the Committee discussed with Crowe its independence from management and the Company, including the matters required to be discussed by Auditing Standard No. 1301, and considered the compatibility of non-audit services with the auditors’ independence. The Committee also pre-approved all professional services provided to the Company by the independent registered public accounting firm.

The Committee discussed with the Company’s internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditor and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held five meetings during 2018.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC. The Committee and the Board have also approved the selection of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

Samuel S. Strausbaugh, Chairman

Mark A. Robison, Vice Chairman

Terri A. Bettinger

Jean Hubbard

John Bookmyer

February 26, 2019

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OTHER MATTERS

Each proxy confers discretionary authority on the Board to vote the proxy for the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. Management is not aware of any business to come before the Annual Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The Company will pay the costs of this proxy solicitation, including the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries who are record holders of shares not beneficially owned by them, for forwarding the proxy materials to, and obtaining proxies from, the beneficial owners of our shares entitled to vote at the Annual Meeting. In addition to solicitations by mail, our directors, officers and employees may solicit proxies personally or by telephone without additional compensation for such solicitations. We have retained Alliance Advisors, LLC, a proxy soliciting firm, to assist in the solicitation of proxies for the Annual Meeting for an estimated cost of $8,000, including a fee of $5,500 and reimbursement of expenses.

SHAREHOLDER PROPOSALS

Any proposal which a shareholder wishes to have included in the proxy solicitation materials to be used in connection with the next annual meeting of shareholders of First Defiance must be received at the main office of First Defiance no later than November 13, 2019. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the 1934 Act, it will be included in the proxy statement and set forth on the form of proxy issued for the next annual meeting of shareholders. In addition, if a shareholder intends to present a proposal at the 2020 Annual Meeting of Shareholders of First Defiance without including the proposal in the proxy solicitation materials relating to that meeting, and if the proposal is not received by March 1, 2020, then the proxies designated by the Board of Directors of First Defiance for the 2020 annual meeting may vote proxies in their discretion on any such proposal without mention of such matter in the proxy solicitation materials or on the proxy card for such meeting.

ANNUAL REPORTS AND FINANCIAL STATEMENTS

Our shareholders as of the Voting Record Date are being provided with a copy of our Annual Report to Shareholders and Form 10-K for the year ended December 31, 2018 (“Annual Report”). Included in the Annual Report are the consolidated financial statements of First Defiance as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, prepared in accordance with generally accepted accounting principles, and the related reports of our independent registered public accounting firm. The Annual Report is not a part of this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

Donald P. Hileman, President and
Chief Executive Officer
March 7, 2019
Defiance, Ohio

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Annex A

ARTICLES OF INCORPORATION

ARTICLE XVI

Amendment of Code of Regulations

The Code of Regulation may be made, repealed, altered, amended or rescinded by the stockholders of the Corporation by the vote of the holders of not less than ~~two-thirds~~a majority of the voting power of the Corporation entitled to vote at a meeting of stockholders called for that purpose.

CODE OF REGULATIONS

ARTICLE IX

Amendments

In accordance with the Corporation’s Articles of Incorporation, this Code of Regulations may be repealed, altered, amended or rescinded by the stockholders of the Corporation by vote of not less than ~~two-thirds~~a majority of the outstanding voting power of the Corporation entitled to vote at a meeting of the stockholders called for that purpose.

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Annex B

ARTICLES OF INCORPORATION

ARTICLE XVII

Amendment of Article of Incorporation

The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in these Articles in the manner now or hereafter prescribed by law upon the affirmative vote of at least a majority of the voting power of the Corporation, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions of Articles IV, VII, X, XI, XII, XIII, XIV, XV, XVI and this Article XVII of these Articles may not be repealed, replaced, altered, amended or rescinded in any respect unless the same is approved by the affirmative vote of the holders of not less than ~~75 percent~~a majority of the voting power of the Corporation entitled to vote at a meeting of stockholders called for that purpose (provided that notice of such proposed adoption, repeal, replacement, alteration, amendment or rescission is included in the notice of such meeting).

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Annex C

ARTICLES OF INCORPORATION

ARTICLE XV

Business Combinations

The shareholder vote required to approve a Business Combination (as hereinafter defined) shall be as set forth in this Article XV, in addition to any other requirements under applicable law.

A. (1) Except as otherwise expressly provided in this Article XV, the affirmative vote of the holders of (i) at least ~~80%~~a majority of the outstanding shares entitled to vote thereon (and, if any class or series of shares is entitled to vote thereon separately, the affirmative vote of the holders of at least two-thirds of the outstanding shares of each such class or series) and (ii) a majority of the outstanding shares entitled to vote thereon not including shares deemed beneficially owned by a Related Person (as hereinafter defined) shall be required in order to authorize any of the following:

(a) any merger, share exchange or consolidation of the Corporation with or into a Related Person;

(b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage, or any other security device, of all or any Substantial Part (as hereinafter defined) of the assets of the Corporation (including, without limitation, any voting securities of a subsidiary) or of a subsidiary to a Related Person;

(c) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary;

(d) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage, or any other capital device, of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary;

(e) the issuance of any securities of the Corporation or a subsidiary to a Related Person;

(f) the acquisition by the Corporation or a subsidiary of any securities of a Related Person;

(g) any reclassification of the common stock of the Corporation, or any recapitalization involving the common stock of the Corporation; and

(h) any agreement, contract or other arrangement providing for any of the transactions described in this Paragraph A.

(2) Such affirmative vote shall be required notwithstanding any other provision of these Articles, any provision of law, or any agreement with any national securities exchange or automated quotation system which might otherwise permit a lesser vote or no vote.

(3) The term “Business Combination” as used in this Article XV shall mean any transaction which is referred to in any one or more of Paragraphs (l)(a) through (1)(h) of this Article XV.

B. The provisions of Paragraph (A) of this Article shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by any other provisions of these Articles, any provisions of law or any agreement with any federal regulatory agency, national securities exchange or automated quotation system, if the Business Combination shall have been approved by at least two-thirds of the Continuing Directors (as hereinafter defined); provided, however, that such approval shall be effective only if obtained at a meeting at which a Continuing Director Quorum (as hereinafter defined) is present.

C-1

C. For the purpose of this Article XV the following definitions apply:

(1) The term “Related Person” shall mean (a) any individual, corporation, partnership or other person or entity which together with its “affiliates” (as that term is defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934) “beneficially owns” (as that term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934) in the aggregate 10% or more of the outstanding shares of the common stock of the Corporation; and (b) any “affiliate” (as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934) of any such individual, corporation, partnership or other person or entity. Without limitation, any shares of the common stock of the Corporation which any Related Person has the right to acquire pursuant to any agreement, upon exercise of conversion rights, warrants or options or otherwise shall be deemed “beneficially owned” by such Related Person.

(2) The term “Substantial Part” shall mean more than 25 percent of the total assets of the Corporation, as of the end of its most recent fiscal year ending prior to the time the determination is made.

(3) The term “Continuing Director” shall mean any member of the Board of Directors of the Corporation who is unaffiliated with a Related Person and was a member of the Board of Directors prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is recommended to succeed a Continuing Directors by a majority of Continuing Directors than on the Board of Directors.

(4) The term “Continuing Director Quorum” shall mean at least two-thirds of the Continuing Directors capable of exercising the powers conferred on them.

D. In addition to Paragraphs (A) through (C) of this Article XV, the provisions of the Ohio General Corporation Law regarding (i) transactions with interested shareholders and (ii) proposed control share acquisitions, as in effect on the date hereof (Chapter 1704 and Section 1701.831 of the Revised Code of Ohio, respectively), shall apply to the Corporation.

C-2

FIRST DEFIANCE FINANCIAL CORP. ATTN: DONALD P. HILEMAN 601 CLINTON STREET P.O. BOX 248 DEFIANCE, OH 43512 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 29, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/fdef2019 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 29, 2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E56974-P17492 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY FIRST DEFIANCE FINANCIAL CORP. The Board of Directors recommends you vote FOR the following nominees: For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees: 01) John L. Bookmyer 02) Terri A. Bettinger 03) Thomas K. Herman 04) Thomas A. Reineke For Against Abstain The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 5.To consider and vote on an amendment to the Company’s Code of Regulations to remove the supermajority voting standard for amendments to our Code of Regulations (implementation of this Proposal 5 is conditioned upon the approval of Proposal 4). 2. To consider and approve on a non-binding advisory basis the compensation of First Defiance's named executive officers. 6. To consider and vote on an amendment to the Company’s Articles The Board of Directors recommends you vote 1 Year on the following proposal: 1 Year 2 Years 3 Years Abstain of Incorporation to remove the supermajority voting standard for amendments to our Articles of Incorporation. 3. To consider and approve on a non-binding basis the frequency of future advisory votes on the compensation of the Company's named executive officers. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 7. To consider and vote on an amendment to the Company’s Articles of Incorporation to remove the supermajority voting standard for approval of certain business combinations. 4. To consider and vote on an amendment to the Company’s Articles of Incorporation to remove the supermajority voting standard for amendments to our Code of Regulations (implementation of this Proposal 4 is conditioned upon the approval of Proposal 5). For address changes and/or comments, please check this box and write them on the back where indicated. 8. To consider and vote on a proposal to ratify the appointment of Crowe Horwath LLP as the independent registered public accounting firm for First Defiance for the fiscal year 2019. NOTE: The undersigned shareholder(s) authorize(s) the individuals designated in this proxy to vote, in their discretion, to the extent permitted by applicable law, upon such other matters as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: First Defiance Financial Corp.'s Notice, Proxy Statement and 2018 Annual Report to Shareholders are available at www.proxyvote.com. E56975-P17492 THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST DEFIANCE FINANCIAL CORP. ANNUAL MEETING OF SHAREHOLDERS April 30, 2019 at 1:00 p.m., Eastern Time The undersigned hereby appoints the Board of Directors of First Defiance Financial Corp. (the "Company") as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of Common Stock of the Company held of record by the undersigned on March 1, 2019 at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/fdef2019, on Tuesday, April 30, 2019, at 1:00 p.m., Eastern Time, and any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side